UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

DRI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DRI CORPORATION
(A North Carolina Corporation)

Corporate Administration ▲ 13760 Noel Road, Suite 830 ▲ Dallas, Texas 75240
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

NOTICE OF THE
ANNUAL MEETING OF SHAREHOLDERS

The DRI Corporation Annual Meeting of Shareholders will be held June 3, 2008, at 10 a.m. (Eastern) at the Hilton Raleigh-Durham Airport at Research Triangle Park located at 4810 Old Page Road, Research Triangle Park, N.C., for the following purposes:

1. To elect seven directors to serve until the Annual Meeting of Shareholders in 2009;

2. To amend the DRI Corporation 2003 Stock Option Plan to increase by 900,000 the number of shares that may be issued pursuant to awards granted under the Plan; and

3. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

For the convenience of the Company’s Shareholders, a continental breakfast will be available at 9:30 a.m. (Eastern) at the Annual Meeting location.

Holders of record of the Company’s Common Stock, par value $0.10 per share, at the close of business on April 16, 2008, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

DAVID L. TURNEY
Chairman, President and Chief Executive Officer
April 29, 2008

To ensure your representation at the Annual Meeting of Shareholders, please fill in, sign, date and return the attached proxy using the enclosed addressed envelope. By returning the enclosed proxy, you will not affect your right to revoke doing so in writing or to cast your vote in person should you later decide to attend the Annual Meeting of Shareholders. However, if your shares are held by a broker, bank or nominee as of the record date and you wish to vote in person at the Annual Meeting of Shareholders, you must obtain from the record holder a proxy issued in your name.

THIS PAGE WAS INTENTIONALLY LEFT BLANK

DRI CORPORATION
(A North Carolina Corporation)

Corporate Administration ▲ 13760 Noel Road, Suite 830 ▲ Dallas, Texas 75240
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held on June 3, 2008

THIS PAGE WAS INTENTIONALLY LEFT BLANK

ITEM	PAGE

ANNUAL MEETING OF SHAREHOLDERS	5
REVOCABILITY OF PROXIES	5
DISSENTERS’ RIGHTS OF APPRAISAL	5
SOLICITATION OF PROXIES	5
VOTING OF PROXIES	6
Broker Non-Votes and Abstentions	6
Required Votes to Approve the Proposals	6
PROPOSAL ONE: Election of Directors	7
Director Candidate Submissions Process	7
Nomination of Director Candidates by Shareholders	7
Minimum Qualifications for Director Candidate Nominees	7
Director Candidates Recommended by Shareholders	8
Director Candidates Recommended by Five Percent Shareholders	8
Fees	8
Board of Directors’ Recommended Director Nominees and Their Independence	8
Biographies of Director Nominees	9
Vote Required for Proposal One	11
PROPOSAL TWO: To Amend the DRI Corporation 2003 Stock Option Plan to Increase by 900,000 the Number of Shares That May be Issued Pursuant to Awards Granted Under the Plan	12
Vote Required for Proposal Two	21
CORPORATE GOVERNANCE DISCLOSURE	22
Current Directors and Director Independence	22
Shareholder Communications With Current Directors	22
Board of Directors’ Meetings in Fiscal Year 2007	22
Board of Directors’ Committees	22
Audit Committee	23
Corporate Governance and Nominating Committee	23
Executive Committee	24
Human Resource and Compensation Committee	24
Technology Committee	25
Corporate Governance Practices	25
Code of Conduct and Ethics	25
Whistleblower Policy	26
Professionalism and Continuing Education	26
Nepotism	26
AUDIT COMMITTEE REPORT	27
Committee Composition and Its Work in the Past Year	27
Role	27
Audit Fees	28
Audit-Related Fees	28
Tax-Related Fees	28
All Other Fees	28

ANNUAL MEETING OF SHAREHOLDERS

The DRI Corporation (the “Company”) Annual Meeting of Shareholders will be held June 3, 2008, at 10 a.m. (Eastern) at the Hilton Raleigh-Durham Airport at Research Triangle Park located at 4810 Old Page Road, Research Triangle Park, N.C., for the purposes stated in the preceding “Notice of the Annual Meeting of Shareholders.”

REVOCABILITY OF PROXIES

A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Lane; New York, N.Y. 10038. A proxy also may be revoked by voting in person at the Annual Meeting of Shareholders. If your shares are held by a broker, bank or other nominee on the record date and you wish to vote in person at the Annual Meeting of Shareholders, you must obtain from that holder a proxy issued in your name. Unless the proxy is revoked, or unless it is received in such form that it is rendered invalid, the shares represented by the proxy will be voted according to Shareholder instructions. If the proxy is signed and returned without specifying choices, the shares will be voted according to the Board of Directors’ recommendations.

DISSENTERS’ RIGHTS OF APPRAISAL

The holders of Common Stock are not entitled to dissenters’ rights of appraisal under the North Carolina Business Corporation Act with respect to any of the proposals in this Proxy Statement.

SOLICITATION OF PROXIES

This Proxy Statement is being furnished by the Company, a North Carolina corporation, on behalf of the Company’s Board of Directors to the holders of record on the record date (the “Shareholders”), which is April 16, 2008 (the “Record Date”), of its Common Stock, par value $0.10 per share (the “Common Stock”), for the purpose of solicitation of the enclosed proxy for use in voting at the Annual Meeting of Shareholders.

The cost of this solicitation will be borne by the Company, including expenses incurred in connection with preparing and mailing this Proxy Statement. Such expenses include charges by brokers, banks or their nominees, other custodians and fiduciaries for forwarding proxy material to the beneficial owners of shares held in the name of a nominee. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph. The Company engaged Georgeson Shareholder Communications, Inc., to provide solicitation services with respect to the proposals in this Proxy Statement. The costs of these services are expected to be approximately $7,000 plus expenses. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation.

A copy of the Company’s Annual Report on Form 10-K for fiscal year ended 2007, as filed with the Securities and Exchange Commission (“SEC”), accompanies this Proxy Statement. The Annual Report on Form 10-K, the Proxy Statement, and proxy are first being mailed to Shareholders on or about May 6, 2008.

The Company will furnish additional copies of its Annual Report on Form 10-K, the Proxy Statement, and a complete investor’s packet, including recent news releases and informational brochures, free of charge to any Company Shareholder or beneficial owner as of the Record Date who submits a written request to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; E-Mail: ir@digrec.com.

VOTING OF PROXIES

As a matter of policy, proxies, ballots and voting tabulations that identify individual Shareholders are held confidential by the Company. Such documents are available for examination only by the election inspectors who tabulate the votes. The identity of the vote of any Shareholder is not disclosed except as may be necessary to meet legal requirements.

All Shareholders at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders. As of the Record Date, the Company had 11,210,615 shares of Common Stock outstanding.

As of the Record Date, the holders of all Common Stock outstanding were entitled to cast 11,210,615 votes at the Annual Meeting of Shareholders. In addition, holders of the Company’s Series G Convertible Preferred Stock, Series H Convertible Preferred Stock, and Series J Convertible Preferred Stock are also entitled to cast a combined total of 1,280,564 votes at the Annual Meeting of Shareholders. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting of Shareholders. In deciding all questions and other matters, holders of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in the Shareholder’s name. If a quorum is not present, the Shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting of Shareholders have the power to adjourn the meeting until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting of Shareholders as originally notified.

Broker Non-Votes and Abstentions

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. Broker non-votes will be treated as shares present for quorum purposes, but not treated as votes cast at the meeting, so they will have no effect on the outcome of any proposal being voted on at this year’s Annual Meeting of Shareholders.

Required Votes to Approve the Proposals

Proposal One regarding the election of seven directors to serve until the Annual Meeting of Shareholders in 2009 must be approved by a plurality of the votes actually cast by holders of the Common Stock present in person or represented by proxy at this year’s Annual Meeting of Shareholders and entitled to vote thereon. This means that the person garnering the most votes cast may win election to a Board of Directors’ seat even if those votes do not constitute a majority of all votes cast.

Proposal Two regarding the amendment to the DRI Corporation 2003 Stock Option Plan to increase by 900,000 the number of shares that may be issued pursuant to awards granted under that Plan must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

None of the Company’s directors, nominees to the Board of Directors or named executive officers, nor any of their respective associates, have any interest in any of the proposals other than their ability to participate in the DRI Corporation 2003 Stock Option Plan if Proposal Two should be approved by a majority of the Company’s Shareholders and to the extent the Company’s directors and executive officers are selected to receive future grants under that Plan.

PROPOSAL ONE

ELECTION OF DIRECTORS

Director Candidate Submissions Process

Nominations for the Company’s Board of Directors must be made pursuant to the terms of the Company’s Amended and Restated Bylaws. Director candidates may be nominated by either (a) a majority of the Board of Directors or (b) any Shareholder entitled to vote at this year’s meeting or any future year’s meeting. A person may not be elected as a director of the Company unless nominated in accordance with the procedures set forth in the Amended and Restated Bylaws.

Nomination of Director Candidates by Shareholders

Shareholders submitting candidates for election to the Board of Directors must deliver a notice in writing to the Secretary of the Company. The notice shall be delivered to, or mailed and received at, the principal executive offices of the Company at least 60 days, but not more than 90 days prior to the date of a scheduled Shareholders’ meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the schedule date of such a meeting is given or made, notice by the Shareholder to be timely must be so delivered or received within 10 days of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such a public disclosure was made, whichever is earlier.

The Shareholder’s notice shall set forth:

•	the name, age, business address and residence address of each candidate;

•	the principal occupation or employment of each candidate;

•	the class and number of shares of stock of the Company that are beneficially owned by each candidate, if any, on the date of the Shareholder notice;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended;

•	the name and address of the Shareholder(s) and any other Shareholders known by such Shareholder to be supporting such nominees making the nomination as it appears on the Company’s books; and

•	the class and number of shares of stock of the Company that are beneficially owned by such Shareholder(s) and by any other Shareholders known by such Shareholder to be supporting such nominees on the date of the Shareholder notice.

The Board of Directors may also request that any person nominated by, or at the direction of, the Board of Directors for election as a director at a meeting of the Shareholders to furnish to the Secretary of the Company the same information required to be set forth in a notice of Shareholders’ meeting, which pertains to the nominee.

For a complete description of the director candidate submission process, please see the full text of Article II, Section 12 of the Company’s Amended and Restated Bylaws, which are filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2006.

Minimum Qualifications for Director Candidate Nominees

In addition to the minimum requirements set forth by the Company’s Amended and Restated Bylaws, the Company’s Corporate Governance and Nominating Committee (“CG&N Committee”) considers a number of factors in making recommendations regarding director candidates.

With approval from the Board of Directors, the CG&N Committee uses the following criteria during the selection of directors and director candidates:

•	Character, reputation, willingness and ability to serve;

•	Evidence of ability to be loyal to the Company and the best interest of its Shareholders;

•	Business, industry, market and financial knowledge and/or experience, including understanding of at least the basic principles of finance and accounting;

•	The needs of the Board of Directors in maintaining appropriate skill sets, experience, expertise, and knowledge for the Board of Directors to best carry out its responsibilities to the Shareholders;

•	Evidence of independent and strategic thinking; and

•	Absence of any real, potential, or perceived present or past affiliation or activities that, in the opinion of the CG&N Committee, might not be in the best interest of the Shareholders.

These requirements and other considerations are described in more detail in the CG&N Committee charter, which is available within the “Governance” section of the Company’s Web site, www.digrec.com.

In addition, a thorough examination of the candidate’s background is made to determine his or her related business knowledge, ethics, any potential conflicts of interest, including nepotism, and his or her independence as defined in NASDAQ® Rule 4200(a)(15).

Director Candidates Recommended by Shareholders

Neither the Company’s Corporate Secretary nor its Board of Directors received information from the Company’s Shareholders concerning candidates for consideration as director nominees.

Director Candidates Recommended by Five Percent Shareholders

Neither the Company’s Corporate Secretary nor its Board of Directors received information from the Company’s five percent Shareholders concerning candidates for consideration as director nominees.

Fees

The Company does not pay fees to any third party to identify, evaluate, or assist in identifying or evaluating potential nominees.

Board of Directors’ Recommended Director Nominees and Their Independence

The CG&N Committee, all members of which are independent, submits the following director nominees and knows of no reason why they would not be able to serve as directors:

Director Nominees

	Current Position	Term Expires
Name	with Company	(If Elected)

Huelon Andrew Harrison	None	2009
John D. Higgins	Lead Director	2009
C. James Meese Jr.	Director	2009
Stephanie L. Pinson	Director	2009
John K. Pirotte	Director	2009
Juliann Tenney	Director	2009
David L. Turney	Director, Chairman of the Board, President and Chief Executive Officer	2009

All of the Board of Directors’ director nominees, with the exception of David L. Turney, are considered to be independent as defined in NASDAQ® Rule 4200(a)(15). Unless otherwise noted in this Proxy Statement, when a director nominee is referred to as “independent,” this determination is made in accordance with the standards for independence set forth in NASDAQ® Rule 4200(a)(15).

If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

Biographies of Director Nominees

The following biographies for the Company’s director nominees include their recent employment, other directorships, education, and age as of the date of this Proxy Statement.

Huelon Andrew Harrison, age 47, has more than 20 years’ professional experience in commercial banking, focusing on generating significant increases in relationship with historically under-served clients. He has integrated his professional experience in banking, transportation, civic affiliations, community outreach, and tourism to provide clients with strategic planning, management, and decision-making abilities. This unique combination coupled with his strategic alliances has afforded Mr. Harrison the opportunity to effectively support municipalities, communities, and businesses. Since 1987, Mr. Harrison has been principal of Legacy Resource Group (and its predecessor entity) in Dallas, which provides consulting services to businesses, organizations, and individuals. His primary focus there is strategic partnering, business development, and adaptive management. From 2007 to present, Mr. Harrison provided consulting services for ACT 21, a joint venture assisting with goals for disadvantaged, minority and/or women-owned business enterprises (“D/M/WBE”) that were set forth by Dallas Area Rapid Transit (“DART”). From 2006 to present, Mr. Harrison served as Minority and/or Women-owned Business Enterprises (“M/WBE”) Coordinator of the Cedar Hill Government Center where he provided M/WBE coordination services for Hunt Construction. From 1991 to 2006, Mr. Harrison served as Vice President, Community Relationship Manager at Chase Bank (formerly Bank One, Texas, N.A.) in its Dallas Community Banking Group where he managed a portfolio of more than 400 clients. While there, he also served as company liaison to business owners, not-for-profit organizations, and community groups. From 1990 to 1991, Mr. Harrison was Vice President, Commercial Lending at Texas Commerce Bank (formerly First City, Texas). While there, he was responsible for developing and implementing marketing programs to increase commercial and consumer borrowing activity. Mr. Harrison is affiliated with several professional and community-based organizations. Since 2008, Mr. Harrison has served as Chairman of the Dallas Community Development Commission. Since 1996, Mr. Harrison has been a Board member of the Dallas Convention & Visitors Bureau. Since 1990, he has served as a Trustee of the African American Museum in Dallas. From 2004 to 2006, Mr. Harrison was Chairman of the American Public Transportation Association Transit Board Members’ Council. From 2003 to 2005, he served as Chairman of the DART Board of Directors. From 2002 to 2005, Mr. Harrison was Chairman of West Dallas Community Centers, Inc. From 2002 to 2004, he was Chairman of the Dallas Black Chamber of Commerce. From 1996 to 1998, Mr. Harrison was Chairman of the City of Dallas Urban Rehabilitation Standards Board. From 1998 to 2006, he served as a member of the DART Board of Directors. In 1981, Mr. Harrison earned a Master of Business Administration (Finance) with Honors from Atlanta University in Georgia. In 1980, he graduated Magna Cum Laude from Southern University in Baton Rouge, La., where he earned a Bachelor of Science (Accounting).

John D. Higgins, age 75, has been a Company director since 1998. From 1990 through November 1999, Mr. Higgins was Senior Vice President of Corporate Finance for Royce Investment Group, Inc., certain assets of which were subsequently acquired by Investec Ernst & Company, an international investment and merchant banking firm. Mr. Higgins is currently retired from Investec Ernst and pursuing personal business interests. He holds B.B.A. and M.B.A. degrees from Hofstra University.

C. James Meese Jr., age 66, has been a Company director since 1991. Since 1989, Mr. Meese has provided advice and assistance to both middle market and emerging companies on issues of company valuations, acquisitions and divestitures, market development, corporate governance, capital acquisition, strategic planning, exit strategies and organizational structuring through Business Development Associates, Inc., a strategic advisory firm, where he serves as the President. Prior to 1989, he spent approximately 20 years in various senior corporate marketing, business development and finance positions. Sixteen of those years were spent with West Pharmaceutical Services Inc., currently a $900 million/year annual revenue NYSE®-traded company. Mr. Meese was a member of the company’s Top Management Committee during his last four years with West. Mr. Meese is also a director of Smart Online Inc. (SOLN.OB), The Railroaders Memorial Museum, and The Raleigh Rescue Mission and its Foundation. He is President of the Raleigh Rescue Mission Board, and serves on a variety of committees in his directorships, including the Chairmanship of Smart Online’s Audit Committee. He has been designated as an Audit Committee Financial Expert under the regulations of the Sarbanes-Oxley Act of 2002 legislation, and is a member of the National Association of Corporate Directors. Mr. Meese received a B.A. degree in Economics from the University of Pennsylvania and an M.B.A. from Temple University.

Stephanie L. Pinson, age 71, has been a Company director since 2001. She serves as President of Gilbert Tweed Associates, Inc., a well established retained executive search firm based in New York City. She joined Gilbert Tweed in 1981, and has been an owner since 1987 and served as principal prior to 1996, when she became President. She is a member of the Gilbert Tweed Board of Directors and has responsibility for the operations of the firm. Ms. Pinson is the practice leader for Gilbert Tweed’s widely recognized Transportation Search Practice, specializing in searches for Public Transit Authorities and their suppliers and supporting aviation and port clients. With her partner, Janet Tweed Gusman, Ms. Pinson also is engaged in the Information Technology, Insurance and Industrial Practices. Her work with high technology and manufacturing companies is global in nature, and she directs Gilbert Tweed’s offices in Bombay and New Delhi, India. Prior to joining Gilbert Tweed Associates, Ms. Pinson served as Director of Relocation Services for Real Estate World in Boulder, Colo., from 1978 to 1980. From 1972 to 1980, she studied and taught Medieval English Literature at Rutgers University. Ms. Pinson serves in a variety of association and not-for-profit board positions. She is a past member of the American Public Transportation Association (“APTA”) Executive Committee, having served as Vice Chair-Business Members and Vice Chair-Business Members at Large. She also served on the APTA Chairman’s Diversity Council and is a member of the WTS Advisory Board. Ms. Pinson received her bachelor’s and master’s degrees in English Literature from Rutgers University where she also qualified for the Ph.D.

John K. Pirotte, age 58, has been a Company director since 1996. He is President of Axxiom Manufacturing, Inc., a privately held manufacturer of air blast equipment. He was Chairman and Chief Executive Officer of CORPEX Technologies Inc., a privately held company that develops and markets surface active chemical technology, from 1990 to December 2005. From March 1997 to December 2003, he served as President of Matrix Surface Technologies Inc., a privately held company that developed and marketed mechanical surface treatment technologies; it has ceased operations. Mr. Pirotte also served as President and Chief Operating Officer of Teleion Wireless, Inc., a privately held company that develops and markets wireless data communication modules, from August 2000 to March 2002. In addition, Mr. Pirotte was Chairman and Chief Executive Officer from 1981 until 1988 and Chief Financial Officer from 1979 to 1981 of The Aviation Group, Inc., a former NASDAQ®-listed company that was acquired in 1985. He is a member of the Board of Directors of Pharmanetics, Inc., a private biotech company which has ceased operations. Mr. Pirotte holds a B.A. degree from Princeton University and an M.S. degree from New York University Graduate School of Business Administration.

Juliann Tenney, age 55, has been a DRI director since 1991. Employed by the University of North Carolina at Chapel Hill since July 2007, and prior to that, Duke University since September 1998, she currently serves as Director of the Institutional Research Compliance Program. She has occasionally served as a lecturer in Duke University’s Nonprofit Management program since 1989. From August 1990 through July 1993, she served as Executive Director of the Southern Growth Policies Board, an interstate alliance charged with designing economic development and growth strategies for southern governors and legislators. From August 1988 to August 1990, Ms. Tenney served as Director, Economic and Corporate Development, North Carolina Biotechnology Center. From November 1987 to August 1988, Ms. Tenney was Assistant Secretary at the North Carolina Department of Commerce. From August 1985 to November 1987, she was Executive Director of the North Carolina Technological Development Authority. Prior to that time, she was a practicing attorney with an emphasis on real estate and business. Ms. Tenney received a B.A. degree from the University of North Carolina and a law degree from Duke University.

David L. Turney, age 65, has been the Company’s Chairman of the Board, President, and Chief Executive Officer since May 1998 and a Company director since May 1996. Mr. Turney was co-founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc., which was merged into the Company in April 1998. A consulting firm, RTI engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients. Until the merger, the Company was an RTI client; all RTI clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was also engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc., an NYSE® listed company prior to its acquisition by a private investor. Mr. Turney founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From 1984 to 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, he served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Mr. Turney is active in APTA. A former chair of APTA’s Business Members’ group, he presently serves on the APTA Business Members’ Board of Governors, as well as other industry elected and appointed positions. Mr. Turney also serves on the Board of Trustees of the Mineta Transportation Institute (“MTI”), which was established by Congress in 1991 as part of the Intermodal Surface Transportation Efficiency Act and reauthorized in 1998. MTI conducts research, education, and information and technology transfer activities focusing on transportation policy and management topics and issues, in accordance with the institute’s theme: “Transportation Policy Research and Transportation Management.” Mr. Turney received his B.S. degree in industrial management from the University of Arkansas in Fayetteville, and he has participated in numerous postgraduate study courses in finance, mergers and acquisitions, public company administration, and operations.

Vote Required for Proposal One

Proposal One regarding the election of nominees to serve as directors must be approved by a plurality of the votes actually cast by holders of the Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS
THAT SHAREHOLDERS VOTE FOR THE NAMED DIRECTOR NOMINEES.

PROPOSAL TWO

TO AMEND THE DRI CORPORATION 2003 STOCK OPTION PLAN
TO INCREASE BY 900,000 THE NUMBER OF SHARES THAT
MAY BE ISSUED PURSUANT TO AWARDS GRANTED UNDER THE PLAN

The Company desires to attract and retain the best available employees, directors, and consultants, as well as to encourage the highest level of performance by those persons, thereby enhancing the value of the Company for the benefit of its Shareholders. The Company and the Board of Directors’ Human Resource and Compensation Committee (“HR&C Committee”) believe that, in order to accomplish these objectives, it is necessary to (1) meet the competitive requirements of the workforce marketplace; (2) offer equity incentives as part of the total compensation to be paid; and (3) reward the performance of existing and prospective directors, executive officers, and key employees, as well as increase the proprietary and vested interest of all such persons in the Company’s growth and performance, in a manner that provides them with a means to increase their holdings of Common Stock, thus better aligning their interests with the interests of the Company’s Shareholders.

At this year’s Annual Meeting, Shareholders are asked to approve an amendment to the DRI Corporation 2003 Stock Option Plan (the “Current Plan”) to increase the number of shares of Common Stock issuable upon the exercise of awards granted under the Current Plan from 675,000 shares to 1,575,000 shares, an increase of 900,000 shares.

Historical Perspective

The Company’s original Incentive Stock Option Plan (the “Old Plan”) was adopted and became effective April 27, 1993. Of the 980,000 shares approved for issuance under the Old Plan and its subsequent amendments, 417,200 options remained outstanding as of December 31, 2007. Following is a summary of the outstanding options awarded under the Old Plan.

Active Old Plan Options as of December 31, 2007

32,000	Board of Directors
380,200	Staff
5,000	Others

417,200	Total Outstanding

As of December 31, 2007, all outstanding options issued to directors under the Old Plan had an option expiration date of June 25, 2011. As of December 31, 2007, outstanding options issued to employees under the Old Plan had option expiration dates ranging from April 20, 2008, to July 23, 2011. As of December 31, 2007, outstanding options issued to others under the Old Plan had an option expiration date of June 25, 2011.

As of April 30, 2003, new awards no longer could be awarded under the Old Plan. When existing options awarded under the Old Plan expire, they may or may not be replaced under the Current Plan. The Company has not made or entered into any commitments, agreements, or understandings with respect to the replacement of options that have expired or subsequently expire under the Old Plan.

The following table provides information, as of December 31, 2007, with respect to all compensation plans and individual compensation arrangements of the Company under which equity securities of the Company are authorized for issuance to directors, executive officers, and key employees.

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	Be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column A)

Old Plan Options	417,200	$2.53	None
Current Plan Options	590,600	$2.38	45,433

Total	1,007,800	$2.45	45,433

Note:  The Company has no equity compensation plans that have not been approved by shareholders.

DRI Corporation 2003 Stock Option Plan and Proposed Amendment

The Current Plan was adopted and became effective at the 2003 Annual Meeting of Shareholders on April 30, 2003. Initially, a total of 175,000 shares of Common Stock were approved by shareholders for issuance. At the Annual Meeting of Shareholders in 2004, an additional 200,000 shares of Common Stock were approved for issuance under the Current Plan. At the Annual Meeting of Shareholders in 2005, an additional 300,000 shares of Common Stock were approved for issuance under the Current Plan. As of December 31, 2007, a total of 675,000 options have been approved by Shareholders for the Current Plan. The following table summarizes the number of Current Plan options approved by shareholders and the date of such approvals.

# of Options
Approved	Date of Shareholder Approval

175,000	Current Plan Options Approved by Shareholders on April 30, 2003
200,000	Additional Current Plan Options Approved by Shareholders on May 26, 2004
300,000	Additional Current Plan Options Approved by Shareholders on June 3, 2005

675,000	Total Current Plan Options Approved by Shareholders as of December 31, 2007

As of December 31, 2007, a total of 590,600 Current Plan options were outstanding, a total of 38,967 Current Plan options had been exercised, and a total of 45,433 were available for awards. The Current Plan will terminate on the 10th anniversary date of its adoption, or April 30, 2013, after which date no new Current Plan options may be awarded.

The Board of Directors believes both of the Company’s stock option plans have been of substantial value in terms of encouraging the performance of directors, executive officers and key employees. Since only 45,433 Current Plan options remain available for issuance, the Board of Directors believes the Company’s ability to derive further benefits from the Current Plan will be limited if the proposed amendment is not approved by the Shareholders. Therefore, the Board of Directors has adopted an amendment to the Current Plan to increase the number of underlying Common Stock shares available for issuance as Current Plan options by an additional 900,000 Common Stock shares. The Current Plan’s provisions, as well as the proposed amendment, are summarized in this Proxy Statement.

The Company intends to register on Form S-8 the 900,000 additional shares that will be issuable under the Current Plan under the Securities Act of 1933, as amended (the “Act”), assuming the Shareholders approve the proposal to increase the number of available shares. Shares purchased pursuant to the Current Plan after the effective date of such registration could immediately be sold in the open market subject, in the case of affiliates (as defined in Rule 144 under the Act), in compliance with Rule 144 provisions other than the holding period requirement.

CURRENT PLAN BENEFITS

Because awards granted under the Current Plan are at the discretion of the HR&C Committee, the Current Plan awards that will be granted in the future are not currently determinable. Further, the Company has not made or entered into any commitments, agreements or understandings related to any future Current Plan awards, as proposed to be amended.

The following table summarizes the Current Plan options that were granted to named executive officers, non-executive directors, and non-executive officer employees in fiscal year 2007. Option grants in 2007 are not necessarily indicative of future grants to be made under the Current Plan.

	Dollar	Number of
Name and Position	Value*	Options

David L. Turney, Chairman, President, and Chief Executive Officer, DRI, and Chairman and Managing Director, DRI-Europa AB	$—	—
Stephen P. Slay, Vice President, Chief Financial Officer, Secretary, and Treasurer	51,300	30,000
Rob R. Taylor, Vice President and Chief Operating Officer, North Carolina Operations	—	—
Lawrence A. Hagemann, Vice President and Chief Technology Officer	—	—
Oliver Wels, Vice President and Chief Operating Officer, Mobitec Group	57,400	20,000
Kathleen B. Oher, Former Vice President, Chief Financial Officer, Secretary, and Treasurer	—	—

Executive Officers as a Group	$108,700	50,000
Non-Executive Directors as a Group	$12,200	5,000
Non-Executive Officer Employees as a Group	$95,090	36,600

Notes:

*	The amounts in this column represent the market value of the underlying shares of Common Stock on the date of grant, which is derived by multiplying the number of options granted by the NASDAQ® per-share closing price of the Company’s Common Stock on the date of grant.

CURRENT PLAN SUMMARY

A general summary description of the principal terms of the Current Plan and its proposed amendment are presented herein. This description is qualified in its entirety by the full detail and terms of the Current Plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated by reference in this Proxy Statement.

The purpose of the Current Plan is to promote the interests of the Company and its Shareholders and the Company’s success by providing a method whereby a variety of equity-based incentives and other awards may be granted to the Company’s directors, executive officers, and key employees.

Administration

The Board of Directors’ HR&C Committee administers the Current Plan. Subject to the provisions of the Current Plan, the HR&C Committee has the authority to (1) construe and interpret the Current Plan; (2) amend and rescind rules relating to the Current Plan; (3) make all necessary determinations for the administration of the Current Plan; (4) determine whether awards will be granted alone or in combination or in tandem with other awards; and (5) determine whether cash will be paid or awards will be granted in replacement of, or as alternatives to, other incentives. Furthermore, the HR&C Committee may correct any defect or inconsistency in the Current Plan or in any award granted. The HR&C Committee also have the authority to take all other actions it deems necessary or advisable for the proper administration of the Current Plan.

Eligibility

Any Company employee in good standing is eligible to become a participant in the Current Plan. A member of the Company’s Board of Directors or a subsidiary is eligible to receive awards, subject to the limitations regarding incentive stock options described herein. Any individual who acts as an independent contractor to the Company and who renders services directly for the Company or a subsidiary is eligible to receive awards, also subject to certain limitations described herein. Presently, there are approximately 186 employees, five non-employee directors and two former non-employee directors eligible to participate in the Current Plan. There are no consultants presently eligible to participate in the Current Plan.

Shares Available

The HR&C Committee made award decisions with respect to awards to employees and directors, subject to ratification by the Board of Directors. Initially, a total of 175,000 shares of Common Stock were reserved for issuance under the Current Plan. Subsequently, as previously approved by shareholders, the total number of Common Stock shares available for issuance under the Current Plan increased to a combined total of 675,000 shares. The Board of Directors now recommends adding 900,000 shares of Common Stock to the Current Plan. If the amendment is approved at this year’s Annual Meeting of Shareholders, there will be a total of 900,000 additional shares of Common Stock available for issuance pursuant to options awards, restricted stock, performance units, performance shares or stock appreciation rights under the Current Plan. The market value of the Company’s Common Stock underlying these additional options was $1,908,000 on March 31, 2008.

Awards

No award will be granted under the Current Plan on or after the 10th anniversary date of the Current Plan, but awards granted prior to that 10th anniversary date may extend beyond that date to the date(s) specified in the agreement(s) covering such awards.

If an award expires or is terminated, surrendered, or cancelled without having been fully exercised, the unexercised shares covered by that award shall again be available for grant under the Current Plan. However, if the termination date of an award is beyond the 10th anniversary date of the Current Plan, then any shares covered by unexercised or terminated awards shall not reactivate the existence of the Current Plan and, therefore, will not be available for additional grants under the Current Plan.

Awards granted under the Current Plan to participants who are Company employees may be exercised upon the participant’s termination of employment within the following periods, or such shorter periods as determined by the Human Resource and Compensation Committee at the time of the grant:

•	If on account of death, awards may be exercised any time during their term;

•	If on account of a participant’s retirement in good standing, awards may be exercised any time during their term;

•	If on account of resignation of the participant from employment, no unexercised award shall be exercisable to any extent after termination;

•	If on account of taking of a leave of absence for the purpose of serving the government or country in which the principal place of employment of the participant is located, either in a military or a civilian capacity, or for such other purpose or reason as the HR&C Committee may approve, a participant shall not be deemed during the period of any such absence alone to have terminated his or her service, except as the HR&C Committee may otherwise expressly provide;

•	If on account of termination of employment by the Company for cause, no unexercised award shall be exercisable to any extent after termination;

•	If on account of certified disability, awards may be exercised any time during their term;

•	In the case of general layoff or furlough of employees, the HR&C Committee shall have the sole discretion to decide the exercisability of awards; and

•	If for any reason other than those specified above, awards may be exercised within three months of such termination.

Upon cessation of service in good standing by non-employee directors or consultants, all awards such persons are eligible to receive for services rendered by the non-employee director or consultant since the grant date immediately preceding the date of cessation of service, but which have not been granted as of the date service ceases, will be granted and remain exercisable until the expiration of the term of the award. In addition, awards granted and held by a non-employee director or consultant as of the date of cessation of service may be exercised, once they become vested, by the non-employee director or consultant or his or her heirs or legal representatives until the expiration of the term.

Stock Options

Awards may be granted under the Current Plan in the form of incentive stock options and non-qualified stock options. Incentive stock option awards under the Current Plan shall meet all the requirements of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor statute, including without limitation the following requirements:

•	Incentive stock options may be granted only to employees of the Company or of a subsidiary in which the Company has at least a 50 percent ownership interest.

•	Incentive stock options must be non-transferable.

•	The exercise price of incentive stock options shall not be less than 100 percent of the fair market value of the underlying shares of Common Stock on the date of the grant.

•	Incentive stock options must be exercised within 10 years of the date of grant.

No incentive stock options may be granted to any employee who directly or indirectly owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, unless at the time of such grant the exercise price of the option is at least 110 percent of the fair market value of the underlying shares of Common Stock subject to the option and such option is not exercisable after the expiration of five years from the date of the grant.

Any stock option granted under the Current Plan that does not meet the requirements for an incentive stock option will be a non-qualified option.

Options granted to non-employee directors of the Company or a subsidiary shall not be incentive stock options and shall have an exercise price equal to the fair market value of the underlying shares of Common Stock on the date of the grant. The term of the options shall be not more than 10 years.

Options granted to consultants shall not be incentive stock options. Grants of non-qualified options to consultants shall have an exercise price equal to the fair market value of the underlying shares of Common Stock on the date of the grant. The term of the options shall be not more than five years.

Restricted Stock

Awards may be granted under the Current Plan in the form of restricted stock. Restricted stock consists of shares of Common Stock that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Upon a participant’s satisfaction of any terms, conditions and restrictions, as determined by the HR&C Committee, the shares covered by a restricted stock award will be transferred to the participant. The HR&C Committee may determine whether restricted stock awards accrue dividends or dividend equivalents with respect to the shares of Common Stock underlying any award.

Grants of restricted stock will be awarded in exchange for consideration in an amount determined by the HR&C Committee. The price, if any, shall be paid in cash, or the HR&C Committee has the discretion to accept as consideration Common Stock already owned by the participant for at least six months and valued at its fair market value, provided that no less than the par value of the Common Stock is paid in cash, and the participant has rendered at least three months’ prior service to the Company. The HR&C Committee also can choose to accept any combination of these methods as consideration. Restricted stock shall be subject to such restrictions, including risk of forfeiture, as the HR&C Committee may impose.

Performance Shares, Performance Units and Stock Appreciation Rights

Awards may be granted in the form of performance units or performance shares. Such awards represent a commitment by the Company to make a distribution to the participant or to his or her beneficiary depending, among other things, upon attainment of performance objectives and other conditions set by the HR&C Committee. Settlement of performance units and performance shares may be in cash, in shares of Common Stock, or in any combination thereof. Participants are not entitled to exercise any voting rights with respect to performance units or shares.

Awards may be granted under the Current Plan in the form of stock appreciation rights. The HR&C Committee may award stock appreciation rights in tandem with a stock option, in addition to a stock option, or as freestanding rights. A stock appreciation right entitles the recipient to receive a distribution having a value equal to the amount by which the fair market value of the Company’s Common Stock on the date of the exercise exceeds the grant price of the rights or some other amount determined by the Committee on the date of grant. The grant price may not be less than the fair market value of the Common Stock on the date of grant of the award. Settlement of stock appreciation rights may be in cash, in shares of Common Stock, or in any combination thereof, as determined by the HR&C Committee.

Amendment of Option Plan

The Board of Directors, upon recommendation of the HR&C Committee, may amend or alter the Current Plan at any time and from time to time without the approval of Shareholders, unless Shareholder approval is required by federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. In general, NASDAQ® rules require Shareholder approval for any amendments to equity compensation plans that are material, including without limitation any material increase in the number of shares to be issued under a plan, any material increase in benefits to persons participating in a plan, any material expansion of the persons eligible to participate in a plan, or any expansion in the types of options or awards provided under a plan. Rights and obligations under any award granted before amendment of the Current Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the award was granted.

Assignability of Rights

The rights of a participant under the Current Plan are not assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights or other property to which such participant may have an interest under the Current Plan.

FEDERAL INCOME TAX EFFECTS OF THE
ISSUANCE AND EXERCISE OF AWARDS UNDER THE CURRENT PLAN

The following is only a summary of the current effect of federal income taxation laws upon the participant and the Company with respect to the awards granted and shares purchased under the Current Plan. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country to which the participant may be subject.

Accordingly, each participant should consult his or her tax advisor to determine the particular tax consequences to him or her of the Current Plan awards, as well as the use of shares of Common Stock for exercise, including the application and effect of federal, state, local, or foreign income tax and other laws.

Non-Qualified Stock Options

The grant of a non-qualified stock option under the Current Plan generally will not result in any federal income tax consequences to the participant or to the Company if the option otherwise complies with Section 409A of the Code. Upon exercise of a non-qualified stock option, the participant will recognize ordinary compensation income, subject to income tax, employment tax and withholding, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company will be entitled to an income tax deduction for compensation paid in an amount equal to the ordinary compensation income recognized by the participant in the year in which that amount is so recognized.

A participant’s basis for the determination of gain or loss upon a disposition of shares of Common Stock received by exercise of a non-qualified stock option will be the exercise price plus any income recognized by the participant upon exercise. Any gain or loss recognized by the participant upon the disposition of such shares will be long-term capital gain or loss if the participant holds the shares as capital assets and holds the shares for more than one year following exercise. The Company will not receive an income tax deduction for any gain recognized by a participant upon the subsequent disposition of such shares. The maximum marginal rate at which ordinary income is taxed to individuals is currently 35 percent. The maximum rate at which long-term capital gains for most types of property are taxed is 15 percent.

Incentive Stock Options

The grant of incentive stock options under the Current Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising incentive stock options and the Company receives no income tax deduction at the time of exercise. A participant may, however, be liable for alternative minimum tax as a result of the exercise of incentive stock options. For purposes of computing alternative minimum tax, the excess of the fair market value of shares received upon exercise of an incentive stock option over the exercise price is an item of adjustment in the year of exercise.

In the event of a disposition of stock acquired upon exercise of incentive stock options, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant holds the shares for two years after the incentive stock options were granted and for one year after the incentive stock options were exercised, the participant will recognize a long-term capital gain or loss on the disposition equal to the difference between the sale price of the shares and his or her tax basis in the shares (generally, the amount paid upon exercise of the options).

If the participant fails to satisfy either of the foregoing holding periods, the disposition of the shares will be a “disqualifying disposition.” In that event, the participant must recognize ordinary compensation income in the year of the disposition (but will not be subject to employment tax or income tax withholding) in an amount equal to the excess of the sales price for the shares (or the fair market value of the shares on the exercise date if less) over the exercise price. Any gain in excess of the amount taxed as ordinary compensation income will be long-term capital gain if the stock was held more than one year.

The Company, in the year of the disqualifying disposition, will be entitled to an income tax deduction equal to the amount of ordinary compensation income recognized by the participant. If there is no disqualifying disposition, the Company will not be entitled to an income tax deduction when the participant disposes of the shares of Common Stock received upon exercise of an incentive stock option.

Restricted Stock

A participant who receives a grant of restricted stock does not generally recognize taxable income upon receipt of such restricted stock. Instead, the participant will recognize ordinary compensation income, subject to income tax, employment tax, and income tax withholding, when the award vests, i.e., when the restricted stock becomes freely transferable or is no longer subject to substantial risk of forfeiture, in an amount equal to the excess, if any, of the fair market value on the vesting date of such shares over any amount paid by the participant for the shares. The Company will be entitled to an income tax deduction in an amount equal to the ordinary compensation income recognized by the participant in the year in which that amount is so recognized.

A participant who receives a grant of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income, subject to income tax, employment tax and withholding, in the year that such restricted stock is granted, an amount equal to the excess, if any, of the fair market value on the date of the issuance of the stock over the amount paid by the participant for such shares. If a Section 83(b) election is made, the participant will not recognize additional ordinary compensation income when the award vests. The Section 83(b) election must be made within 30 days after the restricted stock is granted to the participant.

A participant’s basis for the determination of gain or loss upon the disposition of shares of restricted stock will be the amount paid for the shares plus any ordinary compensation income recognized by the participant. Any gain or loss on the participant’s subsequent disposition of the shares will be long-term capital gain or loss if the shares are held for more than one year after the award vests or, if the participant makes a Section 83(b) election, for more than one year after grant of the restricted stock to the participant. Subject to the limitations of Section 162(m) described below, the Company will receive an income tax deduction equal to the ordinary compensation income recognized by the participant in the year such income is recognized. The Company will not receive an income tax deduction for any gain recognized upon a participant’s subsequent disposition of such shares.

Performance Shares, Performance Units and Stock Appreciation Rights

A participant who receives an award of performance shares, performance units or stock appreciation rights does not generally recognize taxable income at the time the award is granted. Instead, the participant will recognize ordinary compensation income, subject to income tax, employment tax and income tax withholding when the award vests, or is paid in cash or stock to the participant. When a participant recognizes income upon an award of performance shares, performance units or stock appreciation rights depends on the terms of the award and whether or not such award is subject to, or compliant with, Section 409A of the Code. (See further discussion of Section 409A of the Code below.)

If a performance share, performance unit or stock appreciation right award is paid in Company stock, the participant’s basis for the determination of gain or loss upon the disposition of such shares will be the amount paid for the shares plus any ordinary compensation income recognized. The difference between the sale price and the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year.

Subject to the limitations of Section 162(m) described below, the Company will receive a compensation expense deduction for federal income tax purposes in an amount equal to the ordinary compensation income recognized by the participant in the taxable year in which such income is recognized.

Other Tax Considerations

Section 162(m) of the Code, places a $1 million cap on the deductible compensation that may be paid to the Chief Executive Officer (“CEO”) and top four highest paid executives of publicly traded corporations. Amounts that qualify as “performance based” compensation under Section 162(m)(4)(C) of the Code, are exempt from the cap and do not count toward the $1 million limit. Generally, options granted with an exercise price at least equal to the fair market value of the stock on the date of grant will qualify as performance-based compensation. Other awards may or may not so qualify, depending on their terms.

Section 409A of the Code was enacted in 2004 and affects the design and taxation of deferred compensation, which is broadly defined to include some forms of equity compensation such as options issued at an exercise price that is less than fair market value of the shares on the date of grant, performance shares, performance units and stock appreciation rights. Deferred compensation that does not meet the requirements of Section 409A is subject to income taxation upon vesting (rather than upon payment or exercise) and a 20 percent excise tax penalty. The Company has a reporting obligation when deferred compensation is granted and has a withholding and employment tax obligation when deferred compensation becomes taxable to the participant.

Vote Required for Proposal Two

Proposal Two regarding the approval of an amendment to the Current Plan to increase by 900,000 the number of shares available for issuance pursuant to awards granted under the Current Plan must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” AMENDMENT OF THE DRI CORPORATION 2003 STOCK OPTION PLAN TO INCLUDE AN ADDITIONAL 900,000 UNDERLYING SHARES.

CORPORATE GOVERNANCE DISCLOSURE

Current Directors and Director Independence

The Company’s Board of Directors currently is comprised of six directors:

•	John D. Higgins (Lead Director)

•	C. James Meese Jr.

•	Stephanie L. Pinson

•	John K. Pirotte

•	Juliann Tenney

•	David L. Turney

With the exception of David L. Turney, the Company’s Chairman of the Board, President and Chief Executive Officer, all of the Board of Directors’ current directors are independent directors as defined in NASDAQ® Rule 4200(a)(15). Unless otherwise noted in this Proxy Statement, when a director is referred to as “independent,” this determination is made in accordance with the standards for independence set forth in NASDAQ® Rule 4200(a)(15).

Shareholder Communications With Current Directors

To communicate with the Company’s current directors, Shareholders should submit their comments by (1) sending written correspondence via mail or courier to: DRI Corporation; Corporate Administration, 13760 Noel Road, Suite 830; Dallas, Texas 75240; (2) completing the online form via the “Contact Us” section of the Company’s Web site, www.digrec.com; (3) e-mailing ir@digrec.com; (4) calling (214) 378-8992; or faxing (214) 378-8437.

For more information about the Company’s Policy and Guidelines on Shareholder-Initiated Communications, refer to Appendix #8 of the CG&N Committee Charter and Appendices, which is available in the “Governance” section of the Company’s Web site, www.digrec.com.

Board of Directors’ Meetings in Fiscal Year 2007

The Company’s Board of Directors held five meetings in fiscal year 2007. All of the Company’s current directors attended more than 75 percent of the aggregate of meetings of the Board of Directors and committees on which they served during fiscal year 2007. All of the directors attended the Annual Meeting of Shareholders in June 2007. All continuing directors and director nominee(s) are encouraged but not required to attend this year’s Annual Meeting of Shareholders.

Board of Directors’ Committees

The Board of Directors has delegated certain of its authority to its Audit, CG&N, Executive, HR&C, and Technology committees.

The following table summarizes each current director’s committee involvement. David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, chairs the Executive Committee as a voting member and also serves in a non-voting, “ex-officio” capacity for all other committees. Lawrence A. Hagemann, the Company’s Vice President and Chief Technology Officer, serves as a voting, non-director member of the Technology Committee. No member or chair of any other committee is an officer or employee of the Company.

Summary of the Committees on Which Current Company Directors Serve

	Independent
Name	Director	Audit		CG&N	Executive		HR&C		Technology(1)

John D. Higgins(2)	Yes	X		X(3)	X
C. James Meese Jr.	Yes	X		X					X	(3)
Stephanie L. Pinson	Yes			X			X
John K. Pirotte	Yes	X	(3)		X				X
Juliann Tenney	Yes						X	(3)
David L. Turney	No				X	(3)

Notes:

(1)	The Company’s Vice President and Chief Technology Officer Lawrence A. Hagemann serves as a voting, non-director member of the Technology Committee

(2)	Lead Director

(3)	Committee Chairperson

Each committee has a formal charter, which is annually reviewed and modified as appropriate; committee charters are generally summarized in the committee reports in this Proxy document. Each committee’s complete charter is located within the “Governance” section of the Company’s Web site, www.digrec.com. Upon request, copies of committee charters will be provided without charge to the Company’s Shareholders. Such requests may be made by contacting: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; or by e-mail message to: ir@digrec.com.

Audit Committee

The Audit Committee met seven times in fiscal year 2007. It has three members, all of whom are independent: John K. Pirotte (Chair), John D. Higgins, and C. James Meese Jr. David L. Turney, Chairman, President and Chief Executive Officer, as well as Stephen P. Slay, Vice President, Chief Financial Officer, Secretary, and Treasurer, both serve at the discretion of the Audit Committee in non-voting, “ex-officio” capacities.

The Board of Directors has determined that at least two Audit Committee members, C. James Meese Jr. and John K. Pirotte, meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.

The Audit Committee selects the Company’s independent auditors subject to ratification by the Board of Directors and directly manages the relationship with the audit firm, including setting of all related fees. The Audit Committee evaluates and approves any proposed retention of the independent auditor or its affiliates for any audit-related, tax and routine non-audit services, and reviews and approves the fee and other contractual arrangements for those services. The Company’s independent auditors report directly to the Audit Committee.

The complete “Audit Committee Report” appears herein on page 27.

Corporate Governance and Nominating Committee

The CG&N Committee met three times in fiscal year 2007. It has three members, all of whom are independent: John D. Higgins (Chair), C. James Meese Jr., and Stephanie L. Pinson. David L. Turney serves at the discretion of the CG&N Committee in a non-voting, “ex-officio” capacity.

The CG&N Committee plays a key role in leading good governance practices within the Company. It considers the Company’s governance key and integral to increased shareholder value. Its major areas of governance focus include: (1) clarifying the duties and responsibilities of the Board of Directors and the CG&N Committee; (2) evaluating the Board of Directors’ structure and composition, including maintaining a substantial majority of non-executive directors with non-executive directors filling all seats on the Audit, HR&C, and CG&N committees; (3) monitoring policies and practices of the Board of Directors, including the Company’s Code of Conduct and Ethics; (4) reviewing and monitoring the structure and performance of the Board of Directors, individual directors, and committees; (5) facilitating and leading, through a lead independent director concept, regular closed meetings of non-executive directors; and (6) seeking and evaluating nominees for directorship.

Seeking to assure that an appropriate mix of talent and experience is present to adequately represent the Shareholders, the CG&N Committee also:

•	Leads the initiative to identify, screen, recruit, interview, recommend, and (when so elected or appointed) orient individuals deemed to be appropriate to serve on the Board of Directors;

•	Considers recommendations from all sources, including director nominees submitted by the Company’s Shareholders, as related to serving on the Board of Directors; and

•	Acts as an advisory committee to the Board of Directors related to populating committees (subsequently voted upon by the Board of Directors).

During fiscal year 2007, the CG&N Committee assessed and evaluated the size and composition of the Board of Directors in context of having appropriate and necessary talent and resources with which to fully discharge duties at both the Board of Directors level and also at the working committee level. It determined and recommended to the Board of Directors the slate of directors to be submitted to the Shareholders in this Proxy Statement.

Executive Committee

The Executive Committee met seven times in fiscal year 2007. It has three members, two of whom are independent directors: David L. Turney (Chair), John D. Higgins, and John K. Pirotte.

The Executive Committee acts for the Company’s Board of Directors within specified limits of authority primarily focused on balance sheet subject matter, strategic issues, financing, and mergers and acquisitions. Additionally, it serves as an advisory or “sounding board” committee for the Company’s Chief Executive Officer in all respects with particular emphasis on corporate strategic matters, balance sheet, and financing issues. The Executive Committee also provides an oversight function for long duration initiatives strategic in nature and further fulfills a review and monitoring function in areas of performance deficiency or difficulties.

During fiscal year 2007, the Executive Committee considered several balance sheet, financing, and cash flow related matters and alternatives, approving for subsequent consideration and ratification of the Board of Directors as appropriate certain financing actions as more fully presented in the Annual Report on Form 10-K for fiscal year 2007. This included consideration of management plans and anticipated actions related to managing expiring lines of credit and a maturing promissory note balance, both of which are due to be addressed in the first two quarters of 2008. Additionally, the Executive Committee considered alternatives regarding the best use of invested capital and corporate assets, including the consideration and approval of divestiture of Digital Audio Corporation (“DAC”), a non-core subsidiary asset divested in April 2007.

Human Resource and Compensation Committee

The HR&C Committee met three times in fiscal year 2007 in formal sessions and conducted numerous separate informal communications sessions on various issues. It has two members, both of whom are independent: Juliann Tenney (Chair) and Stephanie L. Pinson. David L. Turney serves at the discretion of the HR&C Committee in a non-voting, “ex-officio” capacity.

The role of the HR&C Committee, acting with oversight and approval of the Board of Directors, is to set the overall policy framework and guiding philosophy related to compensation, benefits, employee relations, and perquisites for all of the Company’s employees.

The HR&C Committee directly evaluates the performance of the Chief Executive Officer and sets his compensation. In addition, the HR&C Committee reviews and consults with the Chief Executive Officer on, for purposes of monitoring conformance to performance-based and market-based compensation considerations, the compensation of the Chief Financial Officer, as well as in policy context the compensation plans for all named executive officers.

The HR&C Committee strives to align strategy, values, and management compensation initiatives with shareholder interests. The HR&C Committee requires and encourages the fostering of a desirable workplace of high standards of ethical behavior devoid of conflicts of interest and even the appearance of impropriety.

The HR&C Committee acts collaboratively with the CG&N Committee to monitor performance and continuing education initiatives of the Board of Directors. Continuing education is included in selected Board of Directors’ meetings, as well as achieved through special courses and readings.

The HR&C Committee reviews succession planning and progression in the Company. To the extent practicable given the Company’s size, management is encouraged by the HR&C Committee to maintain orderly succession plans for key positions.

The HR&C Committee report appears within the “Compensation Discussion and Analysis” section on page 30.

Technology Committee

The Technology Committee met one time in fiscal year 2007. It has three members, two of whom are independent members of the Board of Directors: C. James Meese Jr. (Chair) and John K. Pirotte. The Company’s Vice President and Chief Technology Officer, Lawrence A. Hagemann, also serves on the Technology Committee in a voting, non-director capacity. David L. Turney serves at the discretion of the Technology Committee in a non-voting, “ex-officio” capacity.

The Technology Committee serves as an advisory committee to the Company’s executive management and the Board of Directors, providing oversight and guidance in the context of: (1) technology evolution and innovation, (2) technology in operations and risk mitigation, (3) technology as a competitive tool, and (4) technology as a means to improve shareholder value. The Technology Committee also reviews and monitors long-duration technology initiatives, technology performance deficiencies, and other technology-related matters as deemed appropriate and/or requested by the Board of Directors.

During fiscal year 2007, the Technology Committee continued its goal of monitoring the Company’s technological progress and challenges. In this, the Technology Committee specifically worked with management on the technology issues, opportunities and concerns in the Strategic Business Plan, as well as the Operating Plan with emphasis on the “security” functionality of the Company’s products in existing and new markets.

Corporate Governance Practices

The Company’s Board of Directors intends to seek, consider and implement the best governance practices as appropriate for the Company and as in the best interest of the Company’s Shareholders, as well as to fully comply with regulations and regulatory authority guidelines as they emerge. It is the Board of Directors’ belief that good governance practices translates into increased Shareholder value. The Board of Directors believes the Company is well positioned in this regard. Please note that the Company’s governance information, including its Code of Conduct and Ethics, is available in the “Governance” section of the Company’s Web site, www.digrec.com.

Code of Conduct and Ethics

Acting in cooperation with the CG&N Committee, the HR&C Committee actively participated in maintaining a Code of Conduct and Ethics, including ethical practice, for and by all employees, officers, and directors. The Company will report any amendment or waiver of our Code of Conduct and Ethics on a Form 8-K current report.

The HR&C Committee monitors procedures to ensure non-retaliation against employees who may bring any matter that might constitute a breach of Company policy, ethics, or acceptable conduct to the attention of appropriate higher authority. Such higher authority extends to and includes the Board of Directors. The Company’s Code of Conduct and Ethics is available on the Company’s Web site, www.digrec.com.

Whistleblower Policy

The Company is committed to conducting its business in accordance with the highest ethical standards and maintaining a workplace environment that encourages open and honest communication. As part of that commitment and in accordance with the Company’s Code of Conduct and Ethics, which sets forth principles by which the Board of Directors expects the Company’s officers, employees and the Board of Directors’ members to comply, the Company has instituted a formal “whistleblower” policy known within the Company as the “Open Communications – Concerned Stakeholder” Policy (“OCCS Policy”).

Through the OCCS Policy, the Company maintains four distinct avenues for facilitating communications among its employees and the Board of Directors, including: (1) a third-party-administered, Internet-based service for reporting financial and ethical matters; (2) a third-party-administered, Internet-based service for reporting human resource and other matters; (3) a corporate “hot line” for use by employees; and (4) suggestion boxes at all fully owned Company offices with 10 or more employees.

In order to create such an open environment and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards, the Company created procedures by which employees and the Board of Directors may report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws. In addition, the Company has established special procedures for the submission of confidential, anonymous complaints involving the Company’s accounting practices and internal auditing controls, including any questionable accounting or auditing matters.

The reporting of valid complaints can only serve to strengthen the Company and enhance its ability to maintain its commitment to ethical practices. Therefore, the Company has strongly encouraged its employees and the Board of Directors to submit complaints or reports of violations in all appropriate circumstances. Employees who file reports or provide evidence that they know to be false or who do not have any reasonable basis for believing that their reports are truthful and accurate will not be protected by the non-retaliation provisions of the policy and may be subject to disciplinary action up to and including termination of employment. In addition, except to the extent required by law, the OCCS Policy does not change an employee’s or director’s obligation to keep confidential the Company’s trade secrets and other confidential information.

For more information about the OCCS Policy, refer to the “Audit Committee Report” on page 27.

Professionalism and Continuing Education

The Board of Directors previously adopted a Professionalism and Continuing Education Policy under guidance of the HR&C Committee. In fiscal year 2007, all directors continuing in service through the full year either attended continuing education courses or availed themselves of additional education in this regard through self study.

Nepotism

There is no relationship by blood, marriage or adoption between any of the Company’s directors, director nominees, or executive officers.

AUDIT COMMITTEE REPORT

Committee Composition and Its Work in the Past Year

The Audit Committee met seven times in fiscal year 2007 in formal sessions and conducted numerous separate informal communications sessions on various issues. The Audit Committee has three members, all of whom are “independent” directors as defined in the NASDAQ® Capital Market listing requirements: John K. Pirotte (Chair), John D. Higgins, and C. James Meese Jr. At least two Audit Committee members, C. James Meese Jr. and John K. Pirotte, meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.

Role

The Audit Committee is appointed by the Company’s Board of Directors upon the recommendation of the CG&N Committee to assist the Board of Directors in monitoring: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal, regulatory, and NASDAQ® Capital Market listing requirements; and (3) the independence and performance of the Company’s independent auditors. The Committee operates pursuant to a written charter adopted by the Company’s Board of Directors, a copy of which is available in the “Governance” section of the Company’s Web site, www.digrec.com. The charter is reviewed and updated on an annual basis, as appropriate. The Audit Committee selects the Company’s independent auditors subject to ratification by the Board of Directors. The Audit Committee directly manages the relationship with the audit firm, including the setting of all fees.

The Audit Committee regularly requests and receives information from the Company’s officers and employees, as it deems appropriate to the performance of its duties. The Audit Committee also has the authority to retain special legal counsel, accounting, or other consultants to advise it to the extent necessary in the performance of its duties. The Audit Committee may require any officer or employee of the Company, or request the Company’s outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Company’s Chief Executive Officer and the Chief Financial Officer attend Audit Committee meetings as non-voting attendees subject to closed executive sessions as determined from time to time by the Audit Committee Chairman.

The Audit Committee meets with the independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately. The Audit Committee evaluates and approves any proposed retention of the independent auditor, or affiliates, for any audit-related, tax, and routine non-audit service, and reviews and approves the fee and other contractual arrangements for those services. The Audit Committee further takes any steps necessary and consistent with its authority to ensure significant findings and recommendations made by the independent auditors are addressed by the Company’s management in a timely fashion.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. With relevant input provided by our independent auditor, the Audit Committee reviews management’s system of internal controls and the effectiveness of systems for monitoring compliance with laws and regulations with the objective that financial reporting is in accordance with applicable regulations and disclosure.

The Audit Committee and the Board of Directors have adopted a Policy Statement and Procedures for a Reporting of Violations and Complaints; this is part of a multi-faceted written communications policy and procedure referred to as the “OCCS” Policy. The OCCS Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards. The OCCS Policy establishes procedures for any person to report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws, without fear of retaliation. It contains special procedures for submission by employees of confidential, anonymous complaints involving the Company’s accounting practices and internal accounting controls. This aspect of the OCCS Policy is administered by an outside independent party, is accessible at all times, and utilizes telephone, e-mail, and Internet-based, multi-lingual communications channels flowing through corporate legal counsel for re-direct to the appropriate party for action. Investigation, action, and follow-up are processed in a controlled, confidential, and documented manner in a retaliation-free environment. For more information about the OCCS Policy, refer to the “Whistleblower Policy” section on page 26.

Audit Fees

The aggregate audit fees billed during fiscal year 2007 by independent registered public accounting firms for audit services were approximately $337,000.

The aggregate audit fees billed during fiscal year 2006 by independent registered public accounting firms for audit services were approximately $409,000, of which approximately $389,000 was billed by PricewaterhouseCoopers LLP and approximately $20,000 was billed by McGladrey & Pullen, LLP.

These fees were for services rendered for the audit of the Company’s financial statements and the reviews of interim financial statements included in the Company’s Forms 10-K and 10-Q, as well as services that generally only the independent auditor can provide, such as statutory audits, reviews of interim financial statements and assistance with documents filed with the SEC.

Audit-Related Fees

Audit-related services consist of assurance and related services (e.g., due diligence) by an independent auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards. The Company did not incur any such audit-related fees in fiscal years 2007 or 2006.

Tax-Related Fees

The aggregate tax fees billed during fiscal year 2007 for professional fees rendered for tax compliance, tax advice, assistance in preparing tax returns, or tax planning services by KBA Group LLP, an independent, registered public accounting firm, were approximately $55,000.

The aggregate tax fees billed during fiscal year 2006 for professional fees rendered for tax compliance, tax advice, assistance in preparing tax returns, or tax planning services by KBA Group LLP were approximately $45,000.

All Other Fees

There were no other fees billed by independent, registered public accounting firms in fiscal years 2007 or 2006.

Pre-Approval Policy

The Audit Committee has established a policy within its charter to pre-approve all audit and permissible non-audit services performed by the independent auditor. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee approved 100 percent of the audit fees, audit-related fees, and tax-related fees that were incurred by the Company in fiscal year 2007. For those fees, less than 50 percent of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for fiscal year 2007 were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Report on Fiscal Year 2007 Activities

The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements for the year ended December 31, 2007 (the “Fiscal Year 2007 Financial Statements”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed under generally accepted auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussion With Audit Committees,” as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence from the Company’s management, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the Fiscal Year 2007 Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

The Audit Committee reviewed reporting and documentation related to Company financing.

This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of the Proxy Statement, in connection with the Annual Meeting of Shareholders, except to the extent that the Company specifically requests that this Audit Committee report be specifically incorporated by reference.

Current Principal Accountants

Representatives of our current principal accountants, PricewaterhouseCoopers LLP, are expected to be present at this year’s Annual Meeting of Shareholders. They will be given an opportunity to make a statement if it is their desire to do so, and they will be available to respond to appropriate questions from Shareholders. We are not submitting our current selection of principal accountants to a vote of our Shareholders at this year’s Annual Meeting of Shareholders as the Audit Committee and the Board of Directors are currently considering and evaluating the issues and benefits of a periodic rotation of our independent accountants taking effect during fiscal year 2008.

The foregoing Audit Committee report has been furnished by the following members of the Company’s Board of Directors who comprise the Audit Committee:

John K. Pirotte (Chairman)
John D. Higgins
C. James Meese Jr.
April 28, 2008

COMPENSATION DISCUSSION AND ANALYSIS DISCLOSURE

Compensation Philosophy and Objectives

Our Company’s compensation philosophy is designed to attract and retain high quality individuals to serve as our officers, to reward such individuals for their contributions to both our short-term and long-term goals, and to align their interests with those of our Shareholders. We use short-term compensation, which is comprised of base salary and cash bonuses, together with long-term compensation, which takes the form of stock option awards, to achieve these goals. Our compensation arrangements are designed to be competitive with the compensation packages offered to executives who perform similar duties at other similarly situated companies while respecting the need to conserve expenses as we strive to further enhance profitability.

The Company’s executive officers designated as named executive officers for fiscal year 2007 include:

•	David L. Turney, Chairman of the Board, President and Chief Executive Officer;

•	Stephen P. Slay, Vice President, Chief Financial Officer, Secretary and Treasurer;

•	Rob R. Taylor, Vice President and Chief Operating Officer, North Carolina Operations;

•	Lawrence A. Hagemann, Vice President and Chief Technology Officer;

•	Oliver Wels, Vice President and Chief Operating Officer, Mobitec Group; and

•	Kathleen B. Oher, former Vice President, Chief Financial Officer, Secretary and Treasurer.

The Castleton Group (“Castleton”), which previously served as the Company’s professional employment organization, retained ERI Economic Research Institute (“ERI”) to perform a compensation benchmarking study on behalf of the Company. Upon terminating our relationship with Castleton on November 30, 2007, the Company secured a direct subscription with ERI to continue receiving the same level of competitive compensation analysis. ERI surveys market compensation data from a peer group of companies, thus enabling the compensation levels of our named executive officers to be compared to comparable positions in peer group companies. Based on ERI’s survey data, the Company’s Board of Directors’ HR&C Committee determined that base salaries and incentive compensation amounts, inclusive of compensation adjustments as appropriate were at, or below, or comparable to current median rates of compensation for our peer group. The study results were utilized in establishing recommended compensation levels for the Company’s named executive officers for fiscal year 2007 with a general objective of maintaining the base salary component of our executive compensation at, below or comparable to the median levels of our peer group within the overall framework of the HR&C Committee’s philosophy and objectives.

The Company’s HR&C Committee determines the compensation of the Chief Executive Officer, and has delegated its authority, subject to compliance with compensation policy as set by the HR&C Committee, to determine the compensation of the Chief Financial Officer and the other named executive officers to the Chief Executive Officer. In determining named executive officers’ compensation, the Chief Executive Officer works in consultation with the HR&C Committee to ensure that the Company’s overall compensation policy objectives are met.

Elements of Compensation

Base Salary

We use base salary to attract and retain highly qualified individuals as executives of our Company. When determining the base salary for our named executive officers, the Company’s Chief Executive Officer, in consultation with the HR&C Committee, considers information obtained directly and indirectly through appropriate outside resources and surveys, taking into consideration a number of factors, including:

•	Position and level of responsibility;

•	Past experience and qualifications;

•	Achievement of overall goals specified for the Company to attain for the year;

•	Total compensation during the previous year;

•	Compensation levels according to benchmarking studies, if and when available; and

•	The executive’s effectiveness in dealing with external and internal audiences.

These criteria are evaluated within an overall framework designed to be competitive with the median salaries paid to similarly situated executive officers by companies in our peer group. Base salaries of our named executive officers, including our Chief Executive Officer, along with all other components of total compensation, are reviewed by our HR&C Committee at least annually.

In fiscal year 2007, in consultation with the HR&C Committee, the Chief Executive Officer determined that, based on these noted factors, the compensation levels for the named executive officers as reflected in the “Summary Compensation Table” on page 34 were appropriate.

Incentive Compensation

Our executive incentive compensation policy is designed to promote our long-term success and align the interests of our Shareholders with those of our named executive officers. All named executive officers and key management in a position to directly affect Shareholder value are eligible to receive incentive compensation awards. Our named executive officers may receive cash bonuses and stock option awards in amounts determined on the basis of performance criteria established by the HR&C Committee. The criteria includes our overall performance, individual performance, departmental performance such as surpassing sales goals or achieving significant cost reductions or increased productivity, and profit and asset management results within the business unit for which the executive is responsible. Business plans prepared by Company management and approved by the Company’s Board of Directors establish most of the criteria for incentive compensation awards. The determination of incentive compensation is discretionary, and no predetermined weighting is given to any particular component. The HR&C Committee may choose to include or exclude from consideration matters it deems to be of “windfall” or “non-recurring” nature, as well as to make other adjustments, all based on evaluation of the matter in context of meeting the objectives of our compensation policy.

Cash Bonuses.  In fiscal year 2007, the HR&C Committee considered the Chief Executive Officer’s recommendation for the named executive officers for 2007 and determined, based on pre-set criteria, that no cash bonus would be paid to individuals in that group for 2007, except that the HR&C Committee did approve, upon management’s recommendation, a discretionary bonus of $25,000 each be awarded to William F. Fay Jr. and Tanya L. Johnson for fiscal year 2007. The bonuses awarded to Mr. Fay and Ms. Johnson for fiscal year 2007 are consistent with the long-term objectives of the Company’s compensation policy.

Incentive Stock Options.  During fiscal year 2007, following the Chief Executive Officer’s recommendation and upon ratification by the Company’s Board of Directors, the HR&C Committee awarded options to each of the following named executive officers:

•	Stephen P. Slay, Vice President, Chief Financial Officer, Secretary and Treasurer, 30,000 options; and

•	Oliver Wels, Vice President and Chief Operating Officer, Mobitec Group, 20,000 options.

The Company uses stock option awards to enhance the retention of staff and to align their interests with Shareholders. In each employee’s case, with one exception in 2007, stock options were awarded in connection with signed employment and/or non-compete agreements.

During fiscal year 2007, following the Chief Executive Officer’s recommendation and upon ratification by the Company’s Board of Directors, the HR&C Committee also awarded 5,000 options to Director John K. Pirotte in recognition of his long-time commitment to the Company.

Perquisites

Severance and Change-in-Control Benefits.  The Company has employment agreements with our named executive officers that govern severance for those executives. For a more detailed description of each executive’s employment agreement with the Company, please see “Employment Contracts, Termination of Employment and Change-in-Control Arrangements Disclosure” on page 49. Each employment agreement contains provisions that are effective upon a change in control. The HR&C Committee believes these agreements are necessary to be able to attract the executive officer talent necessary to enable the Company to reach its goals and fulfill its mission.

Under the terms of their respective employment agreements, in the event of termination of employment by the Company without cause, each of the Company’s named executive officers serving as of December 31, 2007, with the exception of David L. Turney, would be entitled to receive compensation for earned vacation time not taken and salary for various periods ranging from six months to nine months. If Mr. Turney is terminated by the Company without cause, he would be entitled to compensation for earned vacation not taken and severance payments in an aggregate amount equal to the greater of twelve (12) months base salary or the base salary for the remainder of the term of his employment agreement.

In the event of termination by the executive upon 90-day notice and without cause, each named executive officer serving as of December 31, 2007 will receive compensation for earned vacation time not taken and salary for the 90-day notice period.

In the event of termination without cause in connection with a “change in control” (as defined in the employment agreements), David L. Turney, the Company’s Chief Executive Officer, would be entitled to receive a cash payment equal to 2.9 times his latest compensation and the Company’s Chief Technology Officer, Lawrence A. Hagemann, the Chief Operating Officers Rob R. Taylor and Oliver Wels, and the Company’s Chief Financial Officer Stephen P. Slay, would be entitled to receive a cash payment equal to two times their respective latest compensation. The Company’s former Chief Financial Officer, Kathleen B. Oher, was entitled to two times her latest compensation in the event of a change in control under the terms of her employment agreement.

Car Allowance.  Pursuant to the terms of their employment agreements, the Company provided in 2007 the Chief Executive Officer and Chief Technology Officer a mid-range-priced automobile each, leased under the Company’s name, for Company and personal use. Additionally, in 2007, the Company provided the Chief Operating Officer, Mobitec Group, who resides in Germany, an auto leased under the Company’s name for Company and personal use, pursuant to the terms of his employment agreement.

Other Benefits.  The Company provides to our named executive officers benefits such as health insurance, life insurance coverage equal to one times base salary, short-term and long-term disability coverage, group travel insurance coverage with a $1 million accidental death benefit, and participation in our 401(k) savings plan on substantially the same basis as provided for all employees.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

Chief Executive Officer Compensation

The HR&C Committee, acting in a manner consistent with the compensation policy described herein, determined and authorized all compensation paid to the Chief Executive Officer. The HR&C Committee has the power and discretion, subject to approval of the Board of Directors, to increase or decrease the Chief Executive Officer’s compensation. The Chief Executive Officer’s annual base compensation is subject to consideration for merit performance increase from time to time. Accordingly, the HR&C Committee reviewed the Chief Executive Officer’s performance and determined that, following a competitive market salary review to determine the median compensation levels of other companies for similar positions in our peer group, his compensation was no longer at an appropriate level. Therefore, the HR&C Committee, acting with concurrence of the DRI Board of Directors absent Mr. Turney’s participation, increased the Chief Executive Officer’s base salary to $350,000 effective as of January 1, 2008 and retroactive to the extent of $30,000. The Chief Executive Officer was paid $301,898 in total cash compensation during fiscal year 2007. He was not awarded any incentive compensation in fiscal year 2007.

The Company provides the Chief Executive Officer with a mid-range-priced automobile for both personal and Company use. Consistent with Company policy for all employees who travel on Company business, the Company reimburses or directly pays the Chief Executive Officer’s reasonable expenses that are incurred on Company business. The Chief Executive Officer participates in a voluntary elective plan approved by Shareholders in fiscal year 2006 for Directors and certain senior executive personnel, whereby $12,000 of his otherwise cash compensation is paid in the form of shares of the Company’s Common Stock; 6,768 shares were issued to him under this plan in fiscal year 2007. There are no compensation programs for the Chief Executive Officer other than what is described herein.

The HR&C Committee annually conducts an evaluation of the Chief Executive Officer’s performance. Written documentation related to various performance areas, critique of performance, and recommendations for improved performance are all part of this review process. All independent directors contribute to this formal review process. This review is the basis for considering any merit increase in compensation for the Chief Executive Officer and is both qualitative and quantitative. The qualitative review specifically includes evaluation of operating results. In evaluating the Chief Executive Officer’s performance, the HR&C Committee took into account the Company’s long-term indicated trends and strategic positioning. The qualitative evaluation considers relations with Shareholders, strategic planning, reporting, operational planning, relations with the Board of Directors and, generally, any area the HR&C Committee may deem to be appropriate from time-to-time. The evaluation criteria change from year-to-year to allow the HR&C Committee and the Board of Directors to place emphasis on areas deemed to be in the best interest of the Company and its Shareholders.

The Chief Executive Officer annually conducts an evaluation of the performance of the Chief Financial Officer as well as all of the Company’s named executive officers.

Human Resource and Compensation Committee Report

The HR&C Committee is responsible for the oversight of the Company’s compensation programs on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the HR&C Committee has reviewed and recommended to the Board of Directors that the “Compensation Discussion and Analysis Disclosure” be included in the Company’s Proxy Statement for purposes of the 2008 Annual Meeting of Shareholders.

The foregoing HR&C Committee report has been furnished by the following members of the Company’s Board of Directors who comprise the HR&C Committee:

Juliann Tenney (Chair)
Stephanie L. Pinson
April 28, 2008

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table summarizes the compensation that was earned by the named executive officers. The named executive officers are the Company’s Chief Executive Officer and Chief Financial Officer as of December 31, 2007, as well as the three other most highly compensated executive officers serving as such as of December 31, 2007. The named executive officers also include Kathleen B. Oher, the Company’s former Chief Financial Officer whose employment period ended in fiscal year 2007.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
					Awards	Awards	Compensation	Compensation	Total
Name and Principal Position(5)	Year	Salary ($)		Bonus ($)	($)	($)(1)	($)	($)	($)

David L. Turney,	2007	313,898	(2)	—	—	—	—	—	313,898
Chairman, Chief Executive Officer, and President, DRI, and Chairman and Managing Director, DRI-Europa AB	2006	283,425	(2)	—	—	—	—	—	283,425
Stephen P. Slay,	2007	178,333		—	—	11,604	—	—	189,937
Vice President, Chief Financial Officer, Secretary, and Treasurer	2006	93,750				1,623	—	—	95,373
Rob R. Taylor,	2007	208,865		—	—	9,497	—	—	218,362
Vice President and Chief Operating Officer, North Carolina Operations	2006	157,615		—	—	1,377	—		158,992
Lawrence A. Hagemann,	2007	215,958	(3)	—	—	—	—	—	215,958
Vice President and Chief Technology Officer	2006	207,500	(3)	—	—	—	—	—	207,500
Oliver Wels,	2007	218,484		—	—	2,763	—	—	221,247
Vice President and Chief Operating Officer, Mobitec Group(4)	2006	147,581		—	—	303	—	—	147,884
Kathleen B. Oher,	2007	50,545		—	—	—	—	—	50,545
Vice President, Chief Financial Officer, Secretary, and Treasurer	2006	98,654		—	—	3,446	—	—	102,100

Notes:

(1)	This amount reflects the fiscal year 2006 and 2007 expense to the Company for the pro rata portion of the three-year vesting period for stock options granted during those years. There was no expense related to stock options issued in previous years because the vesting date was accelerated in fiscal year 2005 as provided for under FAS 123(R). Information concerning these amounts may be found in Item 8, “Financial Statements and Supplementary Data” and Note 13 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2008.

(2)	In 2006 and 2007, Mr. Turney elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Turney elected to have $12,000 of his salary in each of 2006 and 2007 paid in Common Stock in lieu of cash compensation.

(3)	In 2006 and 2007, Mr. Hagemann elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan,

Mr. Hagemann elected to have $12,000 of his salary in each of 2006 and 2007 paid in Common Stock in lieu of cash compensation.

(4)	Mr. Wels resides in Germany and is compensated in local currency (Euro). For disclosure in this table, the compensation amounts for Mr. Wels were converted from the local currency to U.S. dollars using the average currency exchange rate for fiscal year 2007.

(5)	A narrative description of the material terms of each named executive officer’s employment agreement is included in this Proxy Statement in the section titled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements Disclosure.”

Grants of Plan-Based Awards Table

The following table summarizes the grants of plan-based awards made during fiscal year 2007 to the Company’s named executive officers.

								All Other	All Other
								Stock Awards:	Option Awards:
								Number of	Number of	Exercise or
								Shares of	Securities	Base Price	Grant Date Fair
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			Stock or	Underlying	of Option	Value of
	Grant	Threshold	Target	Maximum	(#)	Target	Maximum	Units	Options	Awards	Stock and Option
Name(3)	Date	($)	($)	($)	Threshold	(#)	(#)	(#)	(#) (1)	($/Sh)	Awards ($) (2)

David L. Turney	—	—	—	—	—	—	—	—	—	—	—
Stephen P. Slay	3/19/2007	—	—	—	—	—	—	—	30,000	$1.71	$36,402
Rob R. Taylor	—	—	—	—	—	—	—	—	—	—	—
Lawrence A. Hagemann	—	—	—	—	—	—	—	—	—	—	—
Oliver Wels	11/20/2007	—	—	—	—	—	—	—	20,000	$2.93	$40,050
Kathleen B. Oher	—	—	—	—	—	—	—	—	—	—	—

Notes:

(1)	Consists of options to purchase shares of our Common Stock awarded under the Company’s 1993 Incentive Stock Option Plan and/or 2003 Stock Option plans. Options vest on the basis of the passage of time and continued employment over a three-year period, with one-third of the shares vesting each year.

(2)	Amounts in this column consist of the grant date fair value of the stock option award determined pursuant to FAS 123R.

(3)	A narrative description of the material terms of each named executive officer’s employment agreement is included in this Proxy Statement in the section titled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements Disclosure.”

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards as of December 31, 2007 for each of the Company’s named executive officers. Each option is exercisable in three equal cumulative installments commencing on the first, second and third anniversaries of the grant date, assuming that the option holder remains an employee.

	Option Awards						Stock Awards
										Equity
										Incentive
				Equity					Equity Incentive	Plan Awards:
				Incentive					Plan Awards:	Market or
				Plan Awards:				Market	Number of	Payout Value
	Number of		Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities		Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options		Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)		(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

David L. Turney	86,000	(1)	—	—	2.00	4/20/2008	—	—	—	—
	14,000	(1)	—	—	3.00	6/1/2008	—	—	—	—
	150,000	(1)	—	—	3.00	7/2/2008	—	—	—	—
	20,000	(1)(2)	—	—	2.90	8/13/2014	—	—	—	—
	9,000	(1)(2)	—	—	2.80	8/23/2015	—	—	—	—
Stephen P. Slay	3,300	(1)	6,700 (1)	—	1.21	4/17/2016	—	—	—	—
	—		30,000 (1)	—	1.71	3/19/2017	—	—	—	—
Rob R. Taylor	10,000	(1)	—	—	2.81	3/1/2015	—	—	—	—
	10,000	(1)	—	—	2.80	8/23/2015	—	—	—	—
	1,650	(1)	3,350 (1)	—	1.38	10/6/2016	—	—	—	—
	8,250	(1)	16,750 (1)	—	1.38	11/16/2016	—	—	—	—
Lawrence A. Hagemann	5,000	(1)	—	—	2.00	4/20/2008	—	—	—	—
	18,441	(1)	—	—	3.00	6/1/2008	—	—	—	—
	5,000	(1)	—	—	2.00	4/26/2009	—	—	—	—
	4,559	(1)	—	—	1.94	6/18/2009	—	—	—	—
	25,000	(1)	—	—	2.00	6/1/2010	—	—	—	—
	25,000	(1)	—	—	2.50	6/25/2011	—	—	—	—
	10,000	(3)	—	—	2.55	5/13/2008	—	—	—	—
	15,000	(1)(2)	—	—	2.90	8/13/2014	—	—	—	—
	20,000	(1)(2)	—	—	2.80	8/23/2015	—	—	—	—
Oliver Wels	10,000	(1)	—	—	2.80	8/23/2015	—	—	—	—
	1,320	(1)	2,680 (1)	—	1.38	10/6/2016	—	—	—	—
	—		20,000 (1)	—	2.93	11/20/2017	—	—	—	—
Kathleen B. Oher	—		—	—	—	—	—	—	—	—

Notes:

(1)	Each option has a 10-year life and an exercise price per share equal to or greater than the closing price of our Common Stock on the grant date.

(2)	In November 2005, the Board of Directors of the Company approved accelerating the vesting of these stock options.

(3)	Each option has a five-year life and an exercise price per share equal to the closing price of our Common Stock on the grant date.

Potential Payments Upon Termination or Change-in-Control Table

The following table summarizes the potential payments upon termination or change in control for the Company’s named executive officers.

					Retirement or
					Voluntary
					Termination
		After Termination		After Change	With 90 day
Name	Base Salary ($)	Without Cause ($)		in Control ($)	Notice ($)	Disability ($) (2)	Death ($) (2)

David L. Turney	350,000	962,500	(1)	1,015,000	87,500	175,000	175,000
Stephen P. Slay	235,000	176,250		470,000	58,750	117,500	58,750
Rob R. Taylor	220,000	165,000		440,000	55,000	110,000	55,000
Lawrence A. Hagemann	210,000	157,500		420,000	52,500	105,000	52,500
Oliver Wels(3)	221,200	165,900		442,400	138,250	—	55,300
Kathleen B. Oher	—	—		—	—	—	—

Notes:

(1)	Under the terms of his employment agreement, Mr. Turney may be entitled to receive certain payments if his employment is terminated without cause. If Mr. Turney is terminated without cause, he will be entitled to severance payments in an aggregate amount equal to the greater of twelve (12) months base salary or the base salary for the remainder of the term of the agreement. The amount shown here reflects the amount that would be due if Mr. Turney were terminated without cause as of March 31, 2008. See the following narrative disclosures for additional information.

(2)	The potential disability and death benefit payments reflected in this table would be made pursuant to terms of each officer’s employment agreement. Each officer is also entitled to disability and death benefits under employer-paid life insurance and employer-paid disability insurance coverage provided by the Company to all employees.

(3)	Mr. Wels resides in Germany and is compensated in local currency (Euro). For disclosure in this table, the compensation amounts for Mr. Wels were converted from the local currency to U.S. dollars using the currency exchange rate at March 31, 2008.

David L. Turney

Mr. Turney’s Executive Employment Agreement is effective as of January 1, 2008 and continues for an initial term of three (3) years. After the initial term, the Executive Employment Agreement will automatically renew for additional two-year terms unless either party gives written notice within 180 days of the end of the initial term or any additional term. Mr. Turney will receive an annual base salary of $350,000.

Under the terms of his Executive Employment Agreement, Mr. Turney may be entitled to receive certain payments if his employment is terminated without cause, or he terminates his employment for cause (as defined in the Executive Employment Agreement). If Mr. Turney is terminated without cause, or he terminates his employment for cause, he will be entitled to severance payments in an aggregate amount equal to the greater of twelve (12) months base salary or the base salary for the remainder of the term of the agreement, subject to adjustment should Mr. Turney obtain other employment during the severance period, and all outstanding options shall immediately vest. Under the terms of his Executive Employment Agreement, Mr. Turney may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially changed, or if Mr. Turney cannot negotiate a satisfactory new employment agreement upon a change of control of the Company (a “Triggering Event”). If any of the foregoing occurs following a Triggering Event, Mr. Turney will be entitled to receive a lump sum payment in an amount equal to 2.9 times his annual salary, incentive and bonus payments for the previous twelve (12) month period; subject to adjustment for applicable tax laws.

Under the terms of his Executive Employment Agreement, Mr. Turney may terminate his employment with the Company at any time, upon 90 days’ written notice and following opportunity and subsequent failure of Company to remedy any non-compliance, by reason of (i) the Company’s material failure to perform its duties pursuant to this Agreement, or (ii) any material change in the duties and responsibilities, working facilities, or benefits as described in Article I of Mr. Turney’s Executive Employment Agreement. With regard to all options, vested or unvested, under any Stock Option Plan or agreement in effect, all outstanding options shall vest immediately if Mr. Turney terminates his employment with cause. If applicable, Mr. Turney shall resign as a director and an officer of the Company if terminated by Mr. Turney with cause.

Under the terms of his Executive Employment Agreement, the Company shall provide Mr. Turney with disability coverage consistent with that offered to the other executive employees. In any event, if Mr. Turney becomes disabled from properly performing services by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Turney his then current salary for the first six (6) months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, and in addition to any other provision relating to termination, Mr. Turney’s Executive Employment Agreement shall terminate upon his death. A severance allowance equal to 180 days of salary continuation shall be paid to Mr. Turney’s estate pursuant to regularly scheduled salary payments, all benefits shall be continued to the surviving spouse for the same period, and all options held by Mr. Turney shall vest and be exercisable pursuant to any outstanding Executive Stock Option Plan.

Stephen P. Slay

Mr. Slay’s Executive Employment Agreement is effective as of December 31, 2007. Under the terms of his Executive Employment Agreement, Mr. Slay will be employed for an initial term of two years for the sum of $205,000 per year. Further, under the Executive Employment Agreement, Mr. Slay is entitled to an increase in compensation of $15,000 per year upon re-securing his CPA license. Under the terms of his Executive Employment Agreement, after the initial term, Mr. Slay’s Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term.

Under the terms of his Executive Employment Agreement, the Company may terminate Mr. Slay’s Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Slay. Under the terms of his Executive Employment Agreement, the Company may also terminate Mr. Slay’s Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Slay would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Slay during the nine months following the termination. Under the terms of his Executive Employment Agreement, where Mr. Slay’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Slay is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986.

Under the terms of his Executive Employment Agreement, Mr. Slay, without cause, may terminate his Executive Employment Agreement upon 90 days’ prior written notice to the Company. In such event, Mr. Slay shall be required to render the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the CEO. Compensation for Paid Time Off (“PTO”) not taken by Mr. Slay shall be paid to Mr. Slay at the date of termination. Mr. Slay shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Slay becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay the Executive his then current salary for the first six (6) months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Slay’s Executive Employment Agreement shall terminate upon his death. In such event, the Company shall pay a severance allowance equal to three (3) months of the base salary without bonuses to Mr. Slay’s estate.

Rob R. Taylor

Mr. Taylor’s Executive Employment Agreement is effective as of December 31, 2007. Under the terms of his Executive Employment Agreement, Mr. Taylor will be employed for an initial term of two years for the sum of $220,000 per year. Under the terms of his Executive Employment Agreement, after the initial term, Mr. Taylor’s Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term.

Under the terms of his Executive Employment Agreement, Mr. Taylor is also eligible to receive additional compensation at the discretion of the Chief Executive Officer, subject to the approval of the Compensation Committee of the Board of Directors. The Company may terminate the Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Taylor. Under the terms of his Executive Employment Agreement, the Company may also terminate Mr. Taylor’s Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Taylor would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Taylor during the nine months following the termination. Under the terms of his Executive Employment Agreement, where Mr. Taylor’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Taylor is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986.

Under the terms of his Executive Employment Agreement, Mr. Taylor, without cause, may terminate his Executive Employment Agreement upon 90 days’ prior written notice to the Company. In such event, Mr. Taylor shall be required to render the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the CEO. Compensation for PTO not taken by Mr. Taylor shall be paid to Mr. Taylor at the date of termination. Mr. Taylor shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Taylor becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Taylor his then current salary for the first six (6) months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Taylor’s Executive Employment Agreement shall terminate upon his death. In such event, the Company shall pay a severance allowance equal to three (3) months of the base salary without bonuses to Mr. Taylor’s estate.

Lawrence A. Hagemann

Mr. Hagemann’s Executive Employment Agreement is effective as of December 31, 2007. Under the terms of his Executive Employment Agreement, Mr. Hagemann will be employed for an initial term of two years for the sum of $210,000 per year. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term.

Under the terms of his Executive Employment Agreement, the Company may terminate Mr. Hagemann’s Executive Employment Agreement upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Hagemann. Under the terms of his Executive Employment Agreement, the Company may also terminate Mr. Hagemann’s Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Hagemann would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Hagemann during the nine months following the termination. Under the terms of his Executive Employment Agreement, where Mr. Hagemann’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Hagemann is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986.

Under the terms of his Executive Employment Agreement, Mr. Hagemann, without cause, may terminate his Executive Employment Agreement upon 90 days’ prior written notice to the Company. In such event, Mr. Hagemann shall be required to render the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the CEO. Compensation for PTO not taken by Mr. Hagemann shall be paid to Mr. Hagemann at the date of termination. Mr. Hagemann shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Hagemann becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Hagemann his then current salary for the first six (6) months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Hagemann’s Executive Employment Agreement shall terminate upon Mr. Hagemann’s death. In such event, the Company shall pay a severance allowance equal to three (3) months of the base salary without bonuses to Mr. Hagemann’s estate.

Oliver Wels

Mr. Wels’s Executive Employment Agreement with the Mobitec Group is effective as of July 1, 2007 and continues for an initial term of two (2) years. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 30 days of the end of the initial term or any additional term. Mr. Wels will receive an annual base salary of €140,000 (approximately $189,000 as of the effective date of the Executive Employment Agreement).

Under the terms of his Executive Employment Agreement, Mr. Wels may be entitled to receive certain payments if his employment is terminated with or without cause by the Mobitec Group, or if he terminates his employment without cause (each as defined in the Executive Employment Agreement). If Mr. Wels is terminated by the Mobitec Group for cause, or he terminates his own employment without cause, Mr. Wels will be entitled to earned but unused vacation time as well as severance compensation allowed under Section 74 of the German Commercial Code equal to 50 percent of the previous year’s salary paid monthly, subject to adjustment should Mr. Wels obtain other employment during the severance period. If Mr. Wels is terminated by the Mobitec Group without cause, he will be entitled to severance payments in an aggregate amount equal to the greater of nine (9) months base salary, subject to adjustment should Mr. Wels obtain other employment during the severance period. Under the terms of his Executive Employment Agreement, Mr. Wels may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially diminished upon a change of control of the Mobitec Group (a “Triggering Event”). If any of the foregoing occurs following a Triggering Event, Mr. Wels will be entitled to receive a lump sum payment in an amount equal to two (2) times his annual salary, incentive and bonus payments for the previous twelve (12) month period; subject to adjustment for applicable tax laws.

Under the terms of his Executive Employment Agreement, the Mobitec Group shall provide Mr. Wels with disability coverage consistent with that offered to the other executive employees.

Under the terms of his Executive Employment Agreement, and in addition to any other provision relating to termination, Mr. Wels’ Executive Employment Agreement shall terminate upon his death. A severance allowance equal to three (3) months’ salary shall be paid to Mr. Wels’s estate pursuant to regularly scheduled salary payments.

Kathleen B. Oher

Ms. Oher resigned her roles in the Company in March 2007 and, therefore, no longer is entitled to receive any form of compensation whatsoever.

Director Compensation Table

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. The table does not include reimbursement of travel expenses related to attending Board of Directors or its committee meetings.

	Fees Earned or	Fees Earned or
	Paid in Cash	Paid in Stock	Option Awards	Total
Name	($)	($)(1)	($)(2)	($)

John D. Higgins	46,500	12,000	—	58,500
C. James Meese Jr.	47,750	—	—	47,750
Stephanie L. Pinson	25,500	12,000	—	37,500
John K. Pirotte	44,750	12,000	7,917	64,667
Juliann Tenney	22,500	12,000	—	34,500

Notes:

(1)	Amounts in this column represent the portion of the $2,000 monthly retainer paid in stock at the election of each director under the Company’s stock compensation plan approved by Shareholders in fiscal year 2006.

(2)	Amounts in this column represent the amount of expense recognized for financial statement purposes with respect to fiscal year 2007 in accordance with FAS 123R for stock options granted during the year. The options vest immediately on the date of grant. The amount in this column for John K. Pirotte also represents the grant date fair value of the options awarded to him in 2007. There was no repricing or modification of any stock options awarded to any director in 2007. The aggregate number of stock option awards outstanding at December 31, 2007 for each director are as follows: John D. Higgins, 61,000; C. James Meese Jr., 41,000; Stephanie L. Pinson, 43,000; John K. Pirotte, 46,000; and Juliann Tenney, 41,000.

In fiscal year 2007, the Company’s independent directors received a monthly retainer of $2,000. The lead director received an additional monthly premium of $250. Individual directors may elect to have up to $1,000 of the monthly retainer paid in the form of Common Stock, with the election to opt in or out of the payment in Common Stock made annually (as of each Annual Meeting of Shareholders). The number of shares payable is determined by dividing the cash value of stock compensation by the higher of (1) the actual closing price on the last trading day of each month, or (2) the book value on the last day of the month. Fractional shares are rounded up to the next full share amount. Shares are issued quarterly.

Each independent director received a cash fee per Board of Directors or committee meeting in the amount of $1,000. Each committee chair received an additional per meeting premium of $500, except the Audit Committee chair, who received an additional premium of $1,000 per Audit Committee meeting. Each member of the Audit Committee received a fee of $750 per meeting.

Directors must attend at least 75 percent of all meetings, including meeting of all committees of which they are members in order to be eligible for this compensation.

BENEFICIAL OWNERSHIP DISCLOSURE

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2008, by each person known by the Company to own beneficially more than five percent of the Common Stock. Where available, the information with respect to institutional investors is derived from statements filed with the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Otherwise, the information is derived from internal records maintained by the Company. Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown.

	Common Stock
	Beneficially	% of
Beneficial Owners	Owned(1)	Class(2)

Barclays Global Investors, N.A.(3)	600,759	5.4%
Dolphin Offshore Partners, L.P.(4)	1,205,634	9.7%
Riverview Group, LLC(5)	1,139,373	9.9%

Notes:

(1)	Beneficial ownership includes both outstanding Common Stock and shares issuable upon the conversion of convertible securities or the exercise of options or warrants that are currently convertible or exercisable or will become convertible or exercisable within 60 days of March 31, 2008. All percentages are calculated based on the number of outstanding shares at March 31, 2008, plus shares that a person or group has the right to acquire within 60 days thereafter.

(2)	Based on 11,208,635 shares of Common Stock outstanding as of March 31, 2008, plus, in the case of each Shareholder listed in this table, shares of Common Stock that such Shareholder has the right to acquire as noted in Note 1.

(3)	As reported in a Schedule 13G filed with the SEC on February 5, 2008, by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. The amount shown represents shares held in trust accounts for the economic benefit of the beneficiaries of those accounts, and includes 600,759 shares of the Company’s Common Stock over which such entities have sole voting power and 600,759 shares of the Company’s Common Stock over which such entities have sole dispositive power. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, Calif. 94105.

(4)	Consists of 19,933 shares of outstanding Common Stock owned outright, 418 shares of Series G Preferred Stock that are presently convertible into 945,701 shares of Common Stock, and 240,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants. Peter Salas is the sole shareholder and President of Dolphin Management, Inc., the general partner of Dolphin Offshore Partners, L.P. The address of Dolphin Offshore Partners, L.P. is c/o Dolphin Asset Management Corporation, 129 East 17th Street, New York, N.Y. 10003.

(5)	As reported in a Schedule 13G filed with the SEC on February 14, 2008 by Riverview Group, LLC. Consists of 912,837 shares of Common Stock owned outright and 226,536 shares of Common Stock issuable upon exercise of presently exerciseable warrants. While the warrants are exercisable into a potential total of 241,546 shares, the number of shares of Common Stock into which the warrants are currently exercisable is limited pursuant to the terms of such warrants to that number of shares of Common Stock which would result in Riverview Group, LLC having aggregate beneficial ownership of not more than 9.99 percent of the total issued and outstanding shares of Common Stock. The managing member of Riverview Group, LLC is Integrated Holding Group, L.P. Millennium Management, L.L.C. is the managing partner of Integrated Holding Group, L.P. The managing member of Millennium Management, L.L.C. is Israel A. Englander. The address of Riverview Group, LLC is 666 Fifth Avenue, New York, N.Y. 10103.

Security Ownership of Named Executive Officers and Directors

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2008, by: (1) each director; (2) each named executive officer; and (3) all executive officers and directors as a group. Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown. John D. Higgins also owns shares of preferred stock of the Company.

	Common Stock
	Beneficially	% of
Named Executive Officers	Owned(1)	Class(2)

David L. Turney(3)	387,230	3.4%
Stephen P. Slay(4)	16,799	*
Rob R. Taylor(5)	30,150	*
Lawrence A. Hagemann(6)	160,330	1.4%
Oliver Wels(7)	11,320	*
Kathleen B. Oher(8)	5,000	*
Non-Executive Directors
Huelon Andrew Harrison(9)	—	*
John D. Higgins(10)	504,512	4.3%
C. James Meese Jr.(11)	51,216	*
Stephanie L. Pinson(12)	62,080	*
John K. Pirotte(13)	86,775	*
Juliann Tenney(14)	84,062	*

Executive Officers and Non-Executive Directors as a Group (13 persons)	1,399,474	11.4%

*	Less than 1 Percent

Notes:

(1)	Beneficial ownership includes both outstanding Common Stock and shares issuable upon the conversion of convertible securities or the exercise of options or warrants that are currently convertible or exercisable or will become convertible or exercisable within 60 days of March 31, 2008. All percentages are calculated based on the number of outstanding shares at March 31, 2008, plus shares that a person or group has the right to acquire within 60 days thereafter. The address for all named executive officers and non-executive directors listed in the chart is: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240.

(2)	Based on 11,208,635 shares of Common Stock outstanding as of March 31, 2008, plus, in the case of each individual listed in this table, shares of Common Stock that such individual has the right to acquire as noted in Note 1.

(3)	Mr. Turney’s ownership consists of 108,230 shares of Common Stock owned outright and 279,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008.

(4)	Mr. Slay’s ownership consists of 49 shares of Common Stock owned outright and 16,750 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008.

(5)	Mr. Taylor’s ownership consists of 30,150 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008.

(6)	Mr. Hagemann’s ownership consists of 32,080 shares of Common Stock owned outright and 128,250 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008.

(7)	Mr. Wels’ ownership consists of 11,320 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008.

(8)	Ms. Oher’s ownership consists of 5,000 shares of Common Stock owned outright. Ms. Oher resigned as an executive officer in March 2007.

(9)	Mr. Harrison is a director nominee and has no beneficial ownership of Common Stock as of March 31, 2008.

(10)	Mr. Higgins’ ownership consists of 37,669 shares of Common Stock owned outright, 61,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008, 206,612 shares of Common Stock issuable upon conversion of a convertible debenture, 60 shares of Series H Convertible Preferred Stock that are presently convertible into 144,231 shares of Common Stock, and 55,000 shares of Common Stock issuable upon the conversion of warrants presently convertible or convertible within 60 days of March 31, 2008.

(11)	Mr. Meese’s ownership consists of 10,216 shares of Common Stock owned outright and 41,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008.

(12)	Ms. Pinson’s ownership consists of 19,080 shares of Common Stock owned outright as joint tenants with right of survivorship with Ms. Pinson’s husband and 43,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008.

(13)	Mr. Pirotte’s ownership consists of 40,775 shares of Common Stock owned outright and 46,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008.

(14)	Ms. Tenney’s ownership consists of 43,062 shares of Common Stock owned outright and 41,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2008.

SECTION 16(a) REPORTING COMPLIANCE DISCLOSURE

Section 16(a) of the Securities Exchange Act requires the Company’s directors, its executive officers, and any persons holding more than 10 percent of the Company’s Common Stock to file reports of their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership with the SEC and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to fiscal year 2007.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations with respect to filing of such reports, the Company believes that all Section 16(a) forms were timely filed by the Company’s executive officers, directors and greater than 10 percent beneficial owners for the fiscal year ended December 31, 2007, with the exception of the following:

Directors

None

Officers

•	Lawrence A. Hagemann, who failed to timely file one Form 4 report covering a total of one transaction;

•	William F. Fay Jr., who failed to timely file one Form 4 report covering a total of one transaction;

•	Tanya L. Johnson, who failed to timely file one Form 3 report covering a total of eight transactions and one Form 4 report covering a total of one transaction;

•	Stephen P. Slay, who failed to timely file one Form 4 report covering a total of one transaction;

•	Rob R. Taylor, who failed to timely file one Form 4 report covering a total of one transaction;

•	Oliver Wels, who failed to timely file one Form 3 report covering a total of three transactions; and

•	Michael E. Williams, who failed to timely file one Form 3 report covering a total of one transaction.

MANAGEMENT DISCLOSURE

Named Executive Officers for Fiscal Year 2007

David L. Turney, age 65, has been the Company’s Chairman of the Board, President, and Chief Executive Officer since May 1998 and a Company director since May 1996. Mr. Turney was co-founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc., which was merged into the Company in April 1998. A consulting firm, RTI engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients. Until the merger, the Company was an RTI client; all RTI clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was also engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc., an NYSE® listed company prior to its acquisition by a private investor. Mr. Turney founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From 1984 to 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, he served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Mr. Turney is active in APTA. A former chair of APTA’s Business Members’ group, he presently serves on the APTA Business Members’ Board of Governors, as well as other industry elected and appointed positions. Mr. Turney also serves on the Board of Trustees of the Mineta Transportation Institute (“MTI”), which was established by Congress in 1991 as part of the Intermodal Surface Transportation Efficiency Act and reauthorized in 1998. MTI conducts research, education, and information and technology transfer activities focusing on transportation policy and management topics and issues, in accordance with the institute’s theme: “Transportation Policy Research and Transportation Management.” Mr. Turney received his B.S. degree in industrial management from the University of Arkansas in Fayetteville, and he has participated in numerous postgraduate study courses in finance, mergers and acquisitions, public company administration, and operations.

Stephen P. Slay, age 45, has been the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer since March 2007. Mr. Slay served as the Company’s Corporate Controller from April 2006 to March 2007. From August 2005 to April 2006, he was engaged as the Company’s Sarbanes-Oxley Act compliance consultant. Mr. Slay has been an important resource for the Company’s SEC and internal reporting, planning, and compliance matters. From September 2003 to August 2005, Mr. Slay served as Corporate Controller at Axtive Corporation in Dallas, Texas. As the principal accounting and financial officer, he was responsible for administering all accounting, finance and treasury functions for the public company and its subsidiaries. From July 1998 to September 2003, Mr. Slay was Manager, Channels Finance, at McAfee, Inc. (fka Network Associates, Inc.), in Dallas. While there, he developed and implemented policies and procedures for controlling the company’s expenditures, developed and implemented policies and procedures for accurate tracking and reporting services, and developed models for forecasting revenues and expenses. From June 1997 to July 1998, Mr. Slay was Controller at Zane Publishing, Inc., in Dallas. While there, he directed and supervised all accounting, financial, and human resource functions. From January 1992 to June 1997, Mr. Slay held several key accounting positions at Greyhound Lines, Inc., in Dallas, including: Senior Manager, Corporate Accounting; Senior Manager, Corporate Audit; Manager, Corporate Audit; and Senior Corporate Auditor. From November 1990 to August 1991, Mr. Slay served as Senior Auditor at BancTEXAS Group, Inc., in Dallas. From December 1985 to September 1990, Mr. Slay was with Arthur Andersen & Company in Oklahoma City, Okla., progressing to the level of Senior Accountant.

Rob R. Taylor, age 51, has been Vice President, Chief Operating Officer of the Company’s North Carolina Operations, located in Research Triangle Park, N.C., since November 2006. Mr. Taylor joined the Company in February 2005. He was named the Company’s Vice President, Marketing for the Digital Recorders, Inc. subsidiary and TwinVision na, Inc. subsidiary, both located in Durham, N.C., in April 2006. Before joining the Company, Mr. Taylor served in several executive management positions. Mr. Taylor also enjoyed a long career with Toshiba America Electronic Components, Inc., based in Irvine, Calif. While there, he served as Vice President Sales, Vice President Discrete/Analog Business Unit, Vice President Sales Computing/Digital Consumer Segment, Director Memory Marketing, and in other management positions. Mr. Taylor has more than 28 years’ experience in the electronics and digital video industries serving the computing, industrial, and transportation markets.

Lawrence A. Hagemann, age 64, has been the Company’s Vice President and Chief Technology Officer since December 2005. Mr. Hagemann has held several DRI leadership positions since 1998, when he first joined the Company. An experienced engineer, he has more than 15 years’ transit-industry experience, including extensive experience in advanced software and micro-processor systems. From July 1995 to July 1996, Mr. Hagemann was Vice President of ADDAX Sound Company, a privately held company in Illinois. From April 1991 to December 1993, he served as Assistant to the President of Vapor-Mark IV in Illinois. From 1973 to 1990, he was Vice President of Sales and Marketing for Extel Corporation in Illinois, as well as a Director of Excom Communications Limited in Slough, England, and Extel Overseas Limited in Hong Kong. A 1967 graduate of the University of Detroit, Mr. Hagemann earned a bachelor’s degree in Electrical Engineering. In 1972, he earned an MBA from Loyola University in Chicago.

Oliver Wels, age 42, has more than 20 years’ experience in the bus and coach industry. He has been Managing Director of DRI’s Mobitec AB subsidiary in Sweden since July 2007. Previously, he served as Managing Director of the Company’s Mobitec GmbH subsidiary in Germany from March 2005 to July 2007. Prior to joining the Company, Mr. Wels held key positions at Carrier Sütrak, a wholly owned subsidiary of Carrier Corporation/United Technologies in Syracuse, N.Y., that provides air conditioning products for buses, coaches, and rail cars in Europe, the Middle East, and Africa. While there, he served as Sales Director from 2001 to 2005 and managed the marketing and distribution network development program from 1998 to 2001. From 1995 to 1998, Mr. Wels served as Product Manager for Mobitec® products in Germany under an agreement between Mobitec AB and Carrier Sütrak. From 1986 to 1995, Mr. Wels was Bus and Coach Sales Manager for Western Europe at Ortner and Gollmann, a sales and distribution company based in Germany. From 1983 to 1986, Mr. Wels served that organization as a trainee. Mr. Wels holds an MBA in General Management from Sankt Gallen University in Switzerland.

Kathleen B. Oher, CPA, age 48, was the Company’s former Vice President, Chief Financial Officer, Treasurer, and Secretary from June 2006 to March 2007, at which time she resigned her roles to join Graf Management Group.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS DISCLOSURE

David L. Turney, Chairman, President and Chief Executive Officer.  On January 14, 2008, DRI Corporation entered into an Executive Employment Agreement with David L. Turney, the Company’s Chairman, President and Chief Executive Officer. The Executive Employment Agreement is effective as of January 1, 2008 and continues for an initial term of three (3) years. After the initial term, the Executive Employment Agreement will automatically renew for additional two-year terms unless either party gives written notice within 180 days of the end of the initial term or any additional term. Mr. Turney will receive an annual base salary of $350,000. Mr. Turney may receive additional incentive compensation, as proposed in the discretion of the Company’s HR&C Committee of the Board of Directors and approved by the Board, or set forth in a written and Board-adopted Executive Incentive Compensation Plan. Mr. Turney may be entitled to receive certain payments if his employment is terminated without cause, or he terminates his employment for cause (as defined in the Executive Employment Agreement). If Mr. Turney is terminated without cause, or he terminates his employment for cause, he will be entitled to severance payments in an aggregate amount equal to the greater of twelve (12) months base salary or the base salary for the remainder of the term of the agreement, subject to adjustment should Mr. Turney obtain other employment during the severance period, and all outstanding options shall immediately vest. Mr. Turney may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially changed, or if Mr. Turney cannot negotiate a satisfactory new employment agreement upon a change of control of the Company (a “Triggering Event”). If any of the foregoing occurs following a Triggering Event, Mr. Turney will be entitled to receive a lump sum payment in an amount equal to 2.9 times his annual salary, incentive and bonus payments for the previous twelve (12) month period; subject to adjustment for applicable tax laws. The foregoing description of Mr. Turney’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Turney’s rights under his Executive Employment Agreement and is qualified in its entirety by reference to the full text of Mr. Turney’s Executive Employment Agreement, which is filed as Exhibit 10.1 on Form 8-K filed January 18, 2008.

Stephen P. Slay, Vice President, Chief Financial Officer, Secretary and Treasurer.  On January 7, 2008, the Company and Stephen P. Slay entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Slay will continue to act as Vice President and Chief Financial Officer. Under the Executive Employment Agreement, Mr. Slay will be employed for an initial term of two years for the sum of $205,000 per year. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term. Further, under the Executive Employment Agreement, Mr. Slay is entitled to an increase in compensation of $15,000 per year upon re-securing his CPA license. Mr. Slay is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee of the Board of Directors. The Company may terminate the Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Slay. The Company may also terminate the Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Slay would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Slay during the nine months following the termination. Where Mr. Slay’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Slay is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986. Mr. Slay may terminate the Executive Employment Agreement without cause upon 90 days’ written notice. The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Slay’s rights under the Executive Employment

Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 on Form 8-K filed January 10, 2008.

Rob R. Taylor, Vice President, Chief Operating Officer, North Carolina Operations.  On January 7, 2008, the Company and Rob R. Taylor entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Taylor will continue to act as Chief Operating Officer – North Carolina Operations. Under the Executive Employment Agreement, Mr. Taylor will be employed for an initial term of two years for the sum of $220,000 per year. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term. Mr. Taylor is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee of the Board of Directors. The Company may terminate the Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Taylor. The Company may also terminate the Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Taylor would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Taylor during the nine months following the termination. Where Mr. Taylor’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Taylor is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986. Mr. Taylor may terminate the Executive Employment Agreement without cause upon 90 days’ written notice. The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Taylor’s rights under the Executive Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.3 on Form 8-K filed January 10, 2008.

Lawrence A. Hagemann, Vice President and Chief Technology Officer.  On January 7, 2008, DRI Corporation and Lawrence A. Hagemann entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Hagemann will continue to act as Vice President and Chief Technical Officer. Under the Executive Employment Agreement, Mr. Hagemann will be employed for an initial term of two years for the sum of $210,000 per year. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term. Mr. Hagemann is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee of the Board of Directors. The Company may terminate the Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Hagemann. The Company may also terminate the Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Hagemann would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Hagemann during the nine months following the termination. Where Mr. Hagemann’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Hagemann is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986. Mr. Hagemann may terminate the Executive Employment Agreement without cause upon 90 days’ written notice. The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Hagemann’s rights under the

Executive Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 on Form 8-K filed January 10, 2008.

Oliver Wels, Vice President and Chief Operating Officer, Mobitec Group.  On November 15, 2007, the Company’s Mobitec Group subsidiaries entered into an Executive Employment Agreement with Oliver Wels, the Vice President and Chief Operating Officer of the Mobitec Group. The Executive Employment Agreement is effective as of July 1, 2007 and continues for an initial term of two (2) years. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 30 days of the end of the initial term or any additional term. Mr. Wels will receive an annual base salary of €140,000 (approximately $189,000 as of the effective date of the agreement). Mr. Wels may receive additional incentive compensation, as proposed in the discretion of the Company’s HR&C Committee of the Board of Directors and approved by the Board, or set forth in a written and Board-adopted Executive Incentive Compensation Plan. Subject to certain non-compete covenants appearing in the Executive Employment Agreement, Mr. Wels may be entitled to receive certain payments if his employment is terminated with or without cause by the Mobitec Group, or if he terminates his employment without cause (each as defined in the Executive Employment Agreement). If Mr. Wels is terminated by the Mobitec Group for cause, or he terminates his own employment without cause, Mr. Wels will be entitled to earned but unused vacation time as well as severance compensation allowed under Section 74 of the German Commercial Code equal to 50 percent of the previous year’s salary paid monthly, subject to adjustment should Mr. Wels obtain other employment during the severance period. If Mr. Wels is terminated by the Mobitec Group without cause, he will be entitled to severance payments in an aggregate amount equal to the greater of nine (9) months base salary, subject to adjustment should Mr. Wels obtain other employment during the severance period. Mr. Wels may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially diminished upon a change of control of the Mobitec Group (a “Triggering Event”). If any of the foregoing occurs following a Triggering Event, Mr. Wels will be entitled to receive a lump sum payment in an amount equal to two (2) times his annual salary, incentive and bonus payments for the previous twelve (12) month period; subject to adjustment for applicable tax laws. The foregoing description of Mr. Wels’ Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Wels’ rights under his Executive Employment Agreement.

Kathleen B. Oher, Former Vice President, Chief Financial Officer, Secretary and Treasurer.  On June 12, 2006, the Company entered into an executive employment agreement with Kathleen B. Oher, CPA, for Ms. Oher to serve as the Company’s Vice President, Chief Financial Officer, Treasurer, and Secretary, effective June 26, 2006. The executive employment agreement was for an initial period of one year ending June 12, 2007, with provisions for annual automatic one-year renewal periods unless either the Company or Ms. Oher provide 90 days’ prior written notice of an election not to so extend the term. The executive employment agreement provided for a minimum annual base salary of $190,000. The executive employment agreement also provided for discretionary additional compensation and/or bonuses or stock options. Ms. Oher received a grant of stock options to purchase 30,000 shares of the Company’s Common Stock, subject to certain vesting provisions. In the event of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company, Ms. Oher would have been entitled to receive a lump sum payment in an amount equal to two times her annual salary, incentive and bonus payments during the most recent 12-month period, if Ms. Oher’s employment was terminated or her duties or authority were substantially diminished following such triggering event. The executive employment agreement may have been terminated by the Company with or without cause, or by Ms. Oher without cause upon 90 days’ prior written notice to the Company. The Company would have been obligated to pay Ms. Oher a severance allowance equal to six months’ salary if she were terminated without cause. If Ms. Oher terminated the employment agreement upon notice and without cause, she would receive compensation for earned vacation time not taken and salary for the 90-day notice period. The executive employment agreement required Ms. Oher to keep confidential certain of the Company’s technology and trade secrets, and prohibited Ms. Oher from engaging in business competing with the Company during her employment and for one year after termination. Effective March 15, 2007, Ms. Oher resigned her roles as the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer to join Graf Management Group, a formation-stage consulting firm. Upon her resignation, the stock options to purchase 30,000 shares of the Company’s Common Stock were forfeited.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS DISCLOSURE

The Company, in the normal course of its operations, is involved in legal actions incidental to the business. In management’s opinion, the ultimate resolution of such matters will not have a material adverse effect upon the current financial position of the Company or future results of operations.

TRANSACTIONS WITH RELATED PERSONS DISCLOSURE

The Company’s CG&N Committee is charged in its charter with the responsibility (working in connection with the Audit Committee, if appropriate) of assuring that all related-party transactions are reviewed and considered before the fact and disclosed to the full Board of Directors, with the appropriate disclosures to be made in the Company’s public filings. All of the transactions with related persons described herein were approved by the Board of Directors in accordance with this policy after full disclosure of the terms and conditions of each transaction.

On April 30, 2007 (the “Closing Date”), the Company and DAC entered into a Share Purchase Agreement (the “Purchase Agreement”) with Dolphin Direct Equity Partners, LP (“Dolphin”), a Delaware limited partnership, pursuant to which Dolphin acquired all of DAC’s issued and outstanding shares of common stock for an aggregate purchase price that was preliminarily agreed to be $1.39 million, but was subject to adjustment after delivery of DAC’s financial balance sheet position as of the Closing Date (the “Purchase Price”). Dolphin is an affiliate of Dolphin Offshore Partners, L.P., which is the beneficial owner of 9.9 percent of our issued and outstanding Common Stock. Dolphin paid $1.1 million of the Purchase Price on the Closing Date. The remainder of the Purchase Price, which the Company and Dolphin have mutually agreed to be $344,000, is reflected in a promissory note issued to the Company in the original principal amount of $344,000, payable in four equal annual installments of $86,000. Interest on the promissory note is payable semi-annually at the prime rate as published by the Wall Street Journal. This promissory note replaced the initial promissory note Dolphin issued to the Company on the Closing Date in the amount of $285,000. Additionally, pursuant to terms of the Purchase Agreement, the Company retained the exclusive right to purchase DAC’s products for resale in the United States for the two-year period following the Closing Date.

OTHER BUSINESS

Except for the matters described herein, as of the date of this Proxy Statement, the Board of Directors does not intend to present any other business for action at the Annual Meeting of Shareholders and knows of no other matters to be presented at the Annual Meeting of Shareholders that are proper subjects for action by the Shareholders. However, if any other business should properly come before the Annual Meeting of Shareholders, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person acting under the proxy.

DIRECTOR CANDIDATE NOMINEES FOR ANNUAL MEETING 2009

Shareholders wishing to propose nominees for directors for next year’s Annual Meeting of Shareholders should submit such proposed nominees to the Company by the date that Shareholder proposals for next year’s Proxy Statement must be received. Refer to “Shareholder Proposals for Annual Meeting in 2009.” All nominees proposed by Shareholders will be considered by the CG&N Committee in making its nominations for directors, but not every proposed nominee will be accepted. Shareholders also have the right to nominate persons for election as directors in accordance with procedures set forth in the Company’s Amended and Restated Bylaws.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING 2009

If a Shareholder wishes to submit a Shareholder proposal pursuant to Rule 14a-5(e) of the Exchange Act for inclusion in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2008, the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than January 7, 2009.

If a Shareholder wishes to submit a Shareholder proposal outside of Rule 14a-5(e) to be brought before the Annual Meeting of Shareholders in 2009, the Shareholder must give timely notice in writing to the Secretary of the Company. The Company must receive such notice at its principal executive office not less than 60 days nor more than 90 days prior to the date of the Annual Meeting of Shareholders in 2009, pursuant to the Company’s Amended and Restated Bylaws. A Shareholder’s notice to the Secretary must set forth as to each matter the Shareholder proposes to bring before the Annual Meeting of Shareholders in 2009: (1) a brief description of the business desired to be brought before the Annual Meeting of Shareholders in 2009; (2) the reason(s) for conducting such business at the Annual Meeting of Shareholders in 2009; (3) the name and record address of the Shareholder proposing such business; (4) the class and number of shares of the Company that are beneficially owned by the Shareholder proposing such business; and (5) any financial interest in the proposed business of the Shareholder proposing such business.

Such proposals should be submitted in writing to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; Fax: (214) 378-8437; E-Mail: ir@digrec.com.

QUESTIONS

Proposals

You should rely only on the information contained in or incorporated by reference in this Proxy Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to the Company’s Shareholders shall not create any implication to the contrary.

If you have any questions regarding the proposals discussed in this Proxy Statement, you should contact: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; Phone: (214) 378-8992; Fax: (214) 378-8437; and E-Mail: ir@digrec.com.

Common Stock

If you have any questions with respect to voting your shares, or if you would like additional copies of this Proxy Statement, you should contact the Company’s transfer agent: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Lane; New York, N.Y. 10038.

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room, located at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public via: (1) commercial document retrieval services; (2) the SEC’s Web site, www.sec.gov; and (3) the Company’s Web site, www.digrec.com.

SIGNATURES

By Order of the Board of Directors,

DAVID L. TURNEY
Chairman, President and Chief Executive Officer
April 29, 2008

Appendix A

DRI CORPORATION
2003 STOCK OPTION PLAN

1.	Purpose

The purpose of this Plan is to promote the interest of the Corporation and its stockholders and the Corporation’s success by providing a method whereby a variety of equity-based incentives and other Options may be granted to Employees and Directors of the Corporation and its Subsidiaries and to selected Consultants.

2.	Definitions

A. “Option” means any form of stock option granted under the Plan.

B. “Option Notice” means any written notice from the Corporation to a Participant or agreement between the Corporation and a Participant that establishes the terms applicable to an Option.

C. “Board of Directors” means the Board of Directors of the Corporation.

D. “Code” means the Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

E. “Committee” means the Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, which is authorized to administer the Plan under Section 2 hereof. The number of persons who shall serve on the Committee shall be specified from time to time by the Board of Directors; however, in no event shall there be fewer than two members of the Committee and all members shall be independent outside directors as defined in the Audit Committee charter of the Corporation.

F. “Common Stock” means Common Stock of the Corporation, $.10 par value per share.

G. “Consultant” means any individual who acts as an independent contractor to the Corporation and who renders services directly for the Corporation or a Subsidiary as defined and designated from time to time by the Committee.

H. “Corporation” means DRI Corporation, a North Carolina corporation.

I. “Director” means a member of the Board of Directors of the Corporation or a Subsidiary thereof.

J. “Employee” means any employee of the Corporation or Subsidiary and also includes non-employees to whom an offer of employment has been extended.

K. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

L. “Fair Market Value” means, on any given date (i) if the Common Stock is traded in the over-the-counter market, the per share closing bid prices of the Common Stock as reported in a generally accepted reporting service, (ii) if the Common Stock is traded on a national securities exchange, the per share closing price of the Common Stock on which it is so listed, (iii) if trading in the Common Stock is not reported by a national securities exchange, the lowest per share bid price of the Common Stock as reported in the “pink sheets” published by National Quotation Bureau, Incorporated, (iv) if no such reported price is reported for such date pursuant to (i), (ii) or (iii) above, then the bid, closing sale or bid price, respectively, on the first preceding day on which so reported, or (v) if the Common Stock is not so traded and/or reported for a 30-day period immediately preceding the date for determining Fair Market Value, the Committee shall, in good faith and in conformity with the requirements of Section 422 of the Code, establish a method for determining the Fair Market Value.

M. “Participant” means any individual to whom an Option is granted under the Plan.

N. “Plan” means this Plan, which shall be known as DRI Corporation 2003 Stock Option Plan.

O. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

P. “Subsidiary” means a corporation or other business entity (i) of which the Corporation directly or indirectly has an ownership interest of 50% or more, or (ii) of which it has a right to elect or appoint 50% or more of the board of directors or other governing body. A Subsidiary shall include both currently owned Subsidiaries as well as any Subsidiary hereafter acquired.

Q. “Unit” means a bookkeeping entry used by the Corporation to record the grant of an Option until such time as the Option is paid, canceled, forfeited or terminated.

R. “Vesting” means the period of time that the Committee sets for the Participant to accrue rights in the Option, but generally shall be a three (3) year period with vesting occurring on each annual date, unless otherwise decided by the Committee.

3.	Administration

A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

(1) construe and interpret the Plan;

(2) promulgate, amend and rescind rules relating to the implementation of the Plan;

(3) make all determinations necessary or advisable for the administration of the Plan, including but not limited to the selection of Employees, Consultants and affiliated individuals who shall be granted Options, the number of shares of Common Stock or Units to be subject to each Option, the Option price, the Vesting or duration of Options, the time permitted for proper exercise of an Option and sale of the underlying shares under existing corporate governance provisions or applicable law and regulations, and the designation of Options as incentive stock options or non-qualified stock options;

(4) determine whether Options will be granted alone or in combination or in tandem with other Options;

(5) determine whether cash will be paid or Options will be granted in replacement of, or as alternatives to, other grants under the Plan or any other incentive or compensation plan of the Corporation, a Subsidiary or an acquired business unit.

B. Subject to the requirements of applicable law, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Option, or any Option Notice; take any and all other actions it deems necessary or advisable for the proper administration of the Plan; designate persons other than members of the Committee to carry out its responsibilities; and prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of, or the granting of Options to, persons to whom grants would otherwise be prohibited by the Exchange Act. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons validly claiming under or through persons participating in the Plan.

C. The Committee may at any time, and from time to time, amend or cancel any outstanding Option, but only with the consent of the Participant to whom the Option was granted. Any Option granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion. However, no such action may impair the rights of any Participant to whom the Option was granted without his or her consent. The Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Option.

4.  Eligibility

A. Any Employee in good standing is eligible to become a Participant in the Plan in accordance with Section 7.

B. Directors who are not Employees of the Corporation or a Subsidiary shall be eligible to receive Options in accordance with Section 8.

C. Consultants who are not Directors of the Corporation shall be eligible to receive Options in accordance with Section 9.

5.  Shares Available

Subject to Section 16 of the Plan, the maximum number of shares of Common Stock issuable on exercise of options (or other Options) granted under the Plan (including incentive stock options) shall be that approved by the shareholders at each annual or special meeting thereof, accumulated along with any prior approvals by the shareholders. If an Option expires or is terminated, surrendered or canceled without having been fully exercised, the unused shares covered by any such Option shall again be available for grant under the Plan; however, if the expiration of the termination date of an option is beyond the term of the existence of the Plan, then any shares covered by unexercised or terminated Options shall not reactivate the existence of this Plan and therefore may not be available for additional grants under the Plan.

6.	Term

The Plan shall become effective upon a vote of the shareholders of the Corporation at their next annual or special meeting. No Option shall be granted pursuant to the Plan on or after the tenth anniversary date of such date, but Options granted prior to such tenth anniversary may extend beyond that date to the date(s) specified in the agreement(s) covering such Options.

7.	Stock Options – Employees

A. Grants may be in the form of Options. Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options).

B. Subject to Section 7.C. relating to incentive stock options, Options shall be in such form and contain such terms as the Committee deems appropriate. While the terms of Options need not be identical, each Option shall be subject to the following terms:

(1) The exercise price shall be the price set by the Committee but may not be less than one hundred percent of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.

(2) The exercise price shall be paid in cash (including check, bank draft, or money order), or at the sole discretion of the Committee, all or part of the purchase price may be paid by delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value, by the surrender of all or part of an Option (including the Option being exercised), in other property, rights and credits, deemed acceptable by the Committee including, but not limited to, written notice of non-cash exercise if permitted under the applicable statutes, rules and regulations, as may be provided in the grant, to the Corporation at the principal office of the Corporation or any combination of the foregoing methods of payment.

(3) Promissory notes may not be given as payment of the exercise price.

(4) The term of an Option may not be greater than ten (10) years from the date of the grant.

(5) Neither a person to whom an Option is granted nor such person’s legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder or owner with respect to, any shares of Common Stock subject to such Option unless and until such person has exercised the Option.

C. The following special terms shall apply to grants of incentive stock options:

(1) Subject to Section 7.C.(2) of the Plan, the exercise price of each incentive stock option shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.

(2) No incentive stock option shall be granted to any Employee who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless at the time of such grant the exercise price of the Option is at least 110% of the Fair Market Value of the underlying shares of Common Stock subject to the Option and such Option is not exercisable after the expiration of five (5) years from the date of the grant.

(3) No incentive stock option shall be granted to a person in his capacity as an Employee of a Subsidiary if the Corporation has less than a 50% ownership interest in such Subsidiary.

(4) Options shall contain such other terms as may be necessary to qualify the Options granted therein as incentive stock options pursuant to Section 422 of the Code, or any successor statute, including that such incentive stock options shall be granted only to Employees, that such incentive stock options are non-transferrable, and which shall conform to all other requirements of the Code.

8.	Options to Non-Employee Directors

Options granted to Directors who are not Employees of the Corporation or a Subsidiary shall not be incentive stock options and shall be subject to the following terms:

A. The exercise price shall be the Fair Market Value of the underlying Shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in Section 7.B.(2) of the Plan;

B. The term of the options shall be not more than ten (10) years;

C. The Options shall be subject to Section 14 of the Plan.

9.	Options to Consultants

Consultants shall receive Options in accordance with the following terms:

A. No grants of incentive stock options shall be made to Consultants.

B. Grants of non-qualified stock options to such Consultants shall be subject to the following terms:

(1) The exercise price shall be the Fair Market Value of the underlying shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in Sections 7.B.(2) of the Plan;

(2) The term of the options shall be not more than five (5) years;

(3) The Options shall be subject to Section 14 of the Plan.

10.	Restricted Stock

A. Options may be granted in the form of restricted stock.

B. Grants of restricted stock shall be awarded in exchange for consideration in an amount determined by the Committee. The price, if any, of such restricted stock shall be paid in cash, or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value, or any combination of the foregoing methods of payment, provided no less than the par value of the stock is paid in cash, and the Participant has rendered no less than three (3) months prior service to the Corporation.

C. Restricted stock Options shall be subject to such restrictions as the Committee may impose and may include, if the Committee shall so determine, restrictions on transferability and restrictions relating to continued employment.

D. The Committee shall have the discretion to grant to a Participant receiving restricted shares all or any of the rights of a stockholder while such shares continue to be subject to restrictions.

11.	Performance Units and Performance Shares

A. Options may be granted in the form of Performance Units or Performance Shares. Options of Performance Units and Performance Shares shall refer to a commitment by the Corporation to make a distribution to the Participant or to his beneficiary depending on (i) the attainment of the performance objective(s) and other conditions established by the Committee and (ii) the base value of the Performance Unit or Performance Shares, respectively, as established by the Committee.

B. Settlement of Performance Units and Performance Shares may be in cash, in shares of Common Stock, or a combination thereof. The Committee may designate a method of converting Performance Units into Common Stock, including, but not limited to, a method based on the Fair Market Value of Common Stock over a series of consecutive trading days.

C. Participants shall not be entitled to exercise any voting rights with respect to Performance Units or Performance Shares, but the Committee in its sole discretion may attach dividend equivalents to such Options.

12.	Stock Appreciation Rights

A. Options may be granted in the form of stock appreciation rights. Stock appreciation rights may be awarded in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option.

B. A stock appreciation right entitles the Participant to receive from the Corporation an amount equal to the positive difference between (i) the Fair Market Value of Common Stock on the date of exercise of the stock appreciation right and (ii) the grant price or some other amount as the Committee may determine at the time of grant (but not less than the Fair Market Value of Common Stock on the date of grant).

C. With respect to persons subject to Section 16 of the Exchange Act, a stock appreciation right may only be exercised during a period which (i) begins on the third business day following a date when the Corporation’s quarterly summary statement of sales and earnings is released to the public through a governmental filing and (ii) ends on the 12th business day following such date. This Section 12.C. shall not apply if the exercise occurs automatically on the date when a related stock option expires.

D. Settlement of stock appreciation rights may be in cash, in shares of Common Stock, or a combination thereof, as determined by the Committee.

13.	Deferral of Options

At the discretion of the Committee, payment of an Option, dividend equivalent, or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also (A) credit interest equivalents on cash payments that are deferred and set the rates of such interest equivalents and (B) credit dividends equivalents on deferred payments denominated in the form of shares of Common Stock.

14.  Exercise of Stock Options or Options Upon Termination of Employment or Services

A. (1)  Employees.  Unless otherwise provided herein, Options granted to Participants who are employees of the Corporation hereunder may permit the exercise of Options upon the Participant’s termination of employment within the following periods, or such shorter periods as determined by the Committee at the time of grant:

(a) If on account of death, Options may be exercised any time during their term by the person or persons to whom the Participant’s rights pass by will or the laws of descent or distribution.

(b) If on account of a Participant’s retirement in good standing (as defined from time to time by Corporation policy), Options may be exercised any time during their term.

(c) If on account of resignation of the Participant from employment, no unexercised Option shall be exercisable to any extent after termination.

(d) If termination of employment by the Corporation for cause (as defined from time to time by Corporation policy), no unexercised Option shall be exercisable to any extent after termination.

(e) If on account of the taking of a leave of absence for the purpose of serving the government or the country in which the principal place of employment of the Participant is located, either in a military or a civilian capacity, or for such other purpose or reason as the Committee may approve, a Participant shall not be deemed during the period of any such absence alone, to have terminated his service, except as the Committee may otherwise expressly provide.

(f) If on account of certified disability, Options may be exercised any time during their terms.

(g) In the case of a general layoff or furlough of employees, the Committee shall have the sole discretion to decide the exercisability of Options.

(h) If for any reason other than death, retirement, resignation, cause, or disability, Options may be exercised within three (3) months of such termination.

(2)  Directors and Consultants.  Upon cessation of service in good standing as a Non-Employee Director or Consultant, any and all Options issuable to such persons for services rendered, but which have not been granted and delivered as of the date of cessation of service, for services rendered by the Non-Employee Director or Consultant since the grant date immediately preceding the date of cessation of service, shall be promptly granted and delivered and shall remain exercisable until the expiration of the term of the Option. In addition, all Options granted and held by the Non-Employee Director or Consultant as of the date of cessation of service may be exercised by the Non-Employee Director, or Consultant or his/her heirs or legal representatives until the expiration of the term.

B. An unexercised Option shall be exercisable only to the extent that such Option was exercisable on the date the Participant’s employment or service terminated. Notwithstanding the foregoing, and except as provided above, terms relating to the exercisability of Options may be amended by the Committee before or after such termination.

C. In no case may an unexercised Option be exercised to any extent by anyone after expiration of its term.

15.	Assignability

The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, including, but not limited to, as a result of Participant’s divorce or dissolution of marriage. No Participant may create a lien on any funds, securities, rights or other property to which such Participant may have an interest under the Plan, including, but not limited to, any obligation that may arise from an action of equitable dissolution of marital assets, or which is held by the Corporation for the account of the Participant under the Plan.

16.	Adjustment of Shares Available

The Committee shall make appropriate and equitable adjustments in the shares of Common Stock available for future Options and the number of shares of Common Stock covered by unexercised, unvested or unpaid Options upon the subdivision of the outstanding shares of Common Stock; the declaration of a dividend payable in Common Stock; the declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the shares of Common Stock; the combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock; a recapitalization; or a similar event.

17.	Payment of Withholding Taxes

As a condition to receiving or exercising an Option, as the case may be, the Participant shall pay to the Corporation or the employer Subsidiary the amount of all applicable Federal, state, local and foreign taxes required by law to be paid or withheld relating to receipt or exercise of the Option. Alternatively, the Corporation may withhold shares of Common Stock with an aggregate Fair Market Value equal to such withholding taxes, from any Option in shares of Common Stock, to the extent the withholding is required by law. The Corporation may also accept delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value. The Corporation also may deduct such withholding taxes from any Option paid in cash.

18.	Amendments

The Board of Directors, upon recommendation of the Compensation Committee, may amend the Plan at any time and from time to time, subject to the receipt of stockholder approval where required by Rule 16b-3, by the Code, or any exchange regulations or by state corporation law. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Option was granted. If the Board of Directors and the Compensation Committee differ as to any decision, the decision of the Board of Directors controls.

19.	Regulatory Approvals and Listings

Notwithstanding any other provision in the Plan, the Corporation shall have no obligation to issue or deliver certificates for shares of Common Stock under the Plan prior to (A) obtaining approval from any governmental agency which the Corporation determines is necessary or advisable, (B) admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (C) completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Corporation determines to be necessary or advisable.

20.	No Right to Continued Employment or Grants

Participation in the Plan shall not give any Employee any right to remain in the employ of the Corporation or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any Employee or other individual the right to be selected as a Participant or to be granted an Option.

21.	No Right, Title, or Interest in Corporation Assets

No Participant shall have any rights as a stockholder of the Corporation until Participant acquires an unconditional right under an Option to have shares of Common Stock issued to such Participant. In the case of a recipient of a stock option, the unconditional right to have shares of Common Stock issued to such Participant shall be defined as the date upon which the Participant has exercised the stock option and tendered valid consideration to the Corporation for the exercise thereof. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

22.	Special Provision Pertaining to Persons Subject to Section 16 of Exchange Act

Notwithstanding any other item of this Plan, the following shall apply to persons subject to Section 16 of the Exchange Act, except in the case of death or disability or unless Section 16 shall be amended to provide otherwise than as described below, in which event this Plan shall be amended to conform to Section 16, as amended:

Restricted stock or other equity securities (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) offered pursuant to this Plan must be held for at least six (6) months from the date of grant.

23.	Indemnification

In addition to such other rights of indemnification as they may have as Directors, the members of the Board of Directors or the Committee administering the Plan shall be indemnified by the Corporation against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

24.	Merger, Reorganization, Exchange or Sale of Assets

In the event the Corporation enters into an agreement providing for the merger of the Corporation into another corporation, an exchange of shares with another corporation, the reorganization of the Corporation (in each case, other than a mere reincorporation transaction or one in which the holders of capital stock of the company immediately prior to such merger, share exchange or reorganization continue to hold at least a majority of the voting power of the surviving corporation) or the sale of substantially all of the Corporation’s assets, any Options shall become immediately vested and exercisable as of the date of such merger agreement, exchange agreement, reorganization or sale agreement unless the Board of Directors, in its sole and absolute discretion, determines that any or all Options granted pursuant to the Plan shall not become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of options granted under the Plan or the grant of substitute options or Options, as in the opinion of the Board of Directors, is equitable or appropriate to protect the rights and interests of Participants under the Plan. Upon consummation of the merger, exchange, reorganization or sale of assets, each vested Option, Performance Unit, Performance Share and stock appreciation right shall either be assumed by the successor corporation or, if not so assumed, the successor corporation shall substitute a vested Option, Performance Unit, Performance Share or stock appreciation right for each outstanding vested Option, Performance Unit, Performance Share and stock appreciation right on substantially identical terms to the terms of outstanding Options in this form. However and specifically in the case of a successful hostile takeover not approved by the Board of Directors, all Options shall immediately vest and the Acquiror in this specific circumstance shall immediately cash out all Participants in this DRI Corporation 2003 Stock Option Plan.

25.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.

ANNUAL MEETING OF SHAREHOLDERS OF
DRI CORPORATION
June 3, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

▪ 20730000000000000000 5	060308
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	PROPOSAL TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2009.

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Huelon Andrew Harrison John D. Higgins
		¡	C. James Meese Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Stephanie L. Pinson John K. Pirotte
		¡	Juliann Tenney
☐	FOR ALL EXCEPT (See instructions below)	¡	David L. Turney

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

		FOR	AGAINST	ABSTAIN
2.	TO APPROVE AN AMENDMENT TO THE DRI CORPORATION 2003 STOCK OPTION PLAN TO INCREASE BY 900,000 THE NUMBER OF SHARES THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED UNDER THE PLAN.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

▪	Note :	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	▪

0

DRI CORPORATION
This Proxy for the Annual Meeting of Shareholders in 2008 is
Solicited on Behalf of the Board of Directors
      The undersigned appoints David L. Turney and Stephen P. Slay and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of DRI Corporation held of record by the undersigned at the close of business on April 16, 2008, at the Annual Meeting of Shareholders of DRI Corporation to be held on June 3, 2008, or at any adjournment thereof.

(Continued and to be signed on the reverse side)
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